UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mister Goody, Inc.
(Name of small business issuer in its charter)

Florida	7311	27-5414480
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7877 Emerald Winds Circle Boynton Beach, Florida 33473 561-396-0554
(Address and telephone number of registrant's principal executive offices and principal place of business)

Joel Arberman Chairman & CEO Mister Goody, Inc. 7877 Emerald Winds Circle Boynton Beach, Florida 33473 561-396-0554
Name, address, and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)

Common Stock, $.001 par value	400,000	$0.10	$40,000	$4.65

Total			$40,000	$4.65

(1)

Represents common shares being registered for resale by the selling security holders named in this registration statement.

(2)

No current trading market exists for our common shares. The offering price was determined by the price of the shares that were sold to our shareholders in a previous private placement. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

(3)

Estimated in accordance with Rule 457(a) of the Securities Act of 1933, as amended, solely to compute the registration fee amount.

(4)

Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED August 26, 2011

PROSPECTUS

MISTER GOODY, INC.

400,000 Shares of Common Shares

Our selling shareholders are offering up to 400,000 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the Over The Counter Bulletin Board (“OTC Bulletin Board”), if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of shares from the selling shareholders and have agreed to pay all the costs of this offering other than customary brokerage and sales commissions.

Prior to this offering, there has been no market for our securities. Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on OTC Bulletin Board or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTC Bulletin Board; however, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board. There is no assurance that the selling shareholders will sell their shares or that a market for our shares will ever develop, even if our shares are quoted on the OTC Bulletin Board.

We are subject to many risks and an investment in our shares involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Carefully consider all of the factors described under the heading “Risk Factors” beginning on page 4 before investing in any of our shares.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ____________________

Table of Contents

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. Selling shareholders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

Information contained on our websites at www.MisterGoody.com and www.MisterGoodyEvents.com do not constitute part of this Prospectus.

Prospectus Summary	1

Risk Factors	6

Note Regarding Forward-Looking Statements	18

Use of Proceeds	19

Determination of Offering Price	19

Dilution	19

Selling Shareholders	20

Plan of Distribution	24

Description of Securities	25

Market for Common Equity and Related Stockholders Matters	27

Principal Shareholders	29

Description of Business	30

Directors, Executive Officers, Promoters and Control Persons	35

Executive Compensation	40

Related Party Transactions	41

Conflicts of Interest	42

Interest of Named Experts and Counsel	42

Indemnification	43

Where You Can Find More Information	43

Management Discussion and Analysis	44

Index to Financial Statements	F-1

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities being offered here. You should read the entire prospectus carefully, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation,” as well as our historical and pro forma financial statements and related notes included elsewhere in this prospectus.

Unless the context suggests otherwise, references in this prospectus to “we,” “our,” “us,” “Mister Goody” and “our company” are to Mister Goody, Inc., a Florida company or our wholly owned subsidiaries. Unless otherwise indicated, the information contained in this prospectus is as of August 25,  2011.

Business Summary

Our Mission

Our mission is to help businesses increase their corporate and brand awareness.

Our Business

Our online marketplace helps businesses increase their corporate and brand awareness by connecting their company, products and services to online consumers. Businesses use our online marketplace by advertising their goods and services at discount prices, with deals offered for a limited time and limited quantity. Consumers interested in saving money browse through available deals; obtain additional details about the advertiser, products and services and can purchase the deal directly from the advertiser.

We also offer cause-related marketing services, a form of marketing where a business and non-profit cause work together for mutual benefit. We identify non-profit causes, arrange for a contribution to the cause and engage in corporate communications, public relations and publicity activities to create television, newspaper and online media attention. Our cause-related marketing services are designed to help businesses increase their corporate and brand awareness through their participation in community- based good deeds.

Our Strategy

To be successful, we must establish and strengthen the awareness of the Mister Goody brand.  We believe that maintaining and enhancing our brand recognition is an important aspect of our efforts to generate revenue.

We plan to promote consumer awareness of our online marketplace through public relations efforts, social media outreach, community involvement, Internet marketing, affiliates and business development partnerships.  We plan to attract consumers by publishing good deals and by supporting non-profit causes. Our goal is to attract a loyal base of consumers possessing demographic characteristics attractive to potential advertisers.

We promote business awareness of our online marketplace primarily through telemarketing, tradeshow attendance, Internet marketing and a section of our website which provides information for businesses. Our goal is to attract businesses who are interested in increasing their corporate and brand awareness by offering consumers significant savings on a wide variety of goods and services.

We promote our cause-related marketing services primarily through telemarketing, tradeshow attendance, Internet marketing and a website which provides information for businesses. Our goal is to attract businesses that are interested in increasing their corporate and brand awareness by participating in cause-related marketing.

Our Plan to Generate Revenue

We initially plan to generate revenue by charging businesses to participate in our cause-related marketing activities; including selected public relations, social media outreach, community involvement and Internet marketing campaigns. Our cause-related marketing service is designed to serve two purposes: to produce revenue and to increase our corporate and brand awareness.

Businesses may pay to participate in our cause-related marketing activities to share in any positive public relations, improve consumer relations and develop stronger connections with people who live and work in their community. We believe our cause-related marketing services can provide businesses with the ability to receive positive publicity and consumer awareness with less time, cost and complexity than handling it themselves.

We also plan to generate revenue by charging businesses to advertise their goods and services in our online marketplace. Presently, we are providing businesses with complimentary advertisements to prove our worth as an advertising medium and to attract a loyal base of consumers possessing demographic characteristics attractive to potential advertisers. In the future, we believe businesses may pay us an advertising fee if our online marketplace is regularly exposed to a large number of consumers possessing demographic characteristics attractive to potential advertisers. We believe our marketplace advertising services can provide businesses with the ability to affordably increase their corporate and brand awareness to online consumers.

We have never generated any revenue and there can be no assurance we will ever generate enough revenue to sustain our operations.

Our History

From our inception on March 1, 2011 to March 31, 2011, we were primarily focused on raising investment capital, recruiting management, business planning and software development.

From April 1, 2011 to July 31, 2011 we continued to focus on raising investment capital, organized our management team, further developed our business model, created marketing materials, designed our websites, continued software development to manage our online marketplace, started inviting businesses to advertise their products and services and started discussions with non-profit organizations to develop cause-related marketing campaigns.

From August 1, 2011, we continued to focus on improving our business model, developed software, contacted businesses to advertise in our online marketplace, engaged in discussions with non-profit organizations to develop cause-related marketing campaigns and began soliciting businesses to pay for participation in our planned cause-related marketing activities.

Since inception to June 30, 2011, we generated no revenues and incurred a net loss of $60,794. As of June 30, 2011, we had $272,090 in cash and no liabilities. We have relied upon the sale of our shares in unregistered private placement transactions to cover our expenses. Our reliance on capital from shareholders, our very limited operating history, our operating losses and other factors have led our independent auditors to express substantial doubt about our ability to continue as a going concern.

Corporate Information

We were incorporated in Florida on March 1, 2011, at which time we commenced operations. Our address is 7877 Emerald Winds Circle, Boynton Beach, Florida 3347 and our telephone number is 561-396-0554. We have two wholly owned subsidiaries, Mister Goody Deals, LLC  and Mister Goody Events, LLC.

Offering Summary

There is currently no market for our common stock

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. The absence of a public market for our common stock may make it difficult for you to sell your shares of our common stock.

There is no assurance that:

•

our securities will ever become qualified for quotation on the OTC Bulletin Board; or

•

that the selling shareholders will sell their shares; or

•

that a market for our shares will develop even if our shares are quoted on the OTC Bulletin Board.

Common stock offered by selling security holders

Selling shareholders are offering up to 400,000 shares of our common stock.  Our authorized capital stock consists of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock, each with a par value of $0.01. As of the date of this Prospectus, there are 60,240,000 shares of our common stock and no preferred shares issued and outstanding. The shares of common stock to be sold by the selling stockholders are already issued and outstanding and represent less than 1% of our shares outstanding. For further information regarding our common stock and preferred stock, please refer to the “Description of Securities” section of this Prospectus.

Offering price per share

The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Use of proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered by the Selling shareholders. We will incur all costs associated with this registration and Prospectus.

Offering period

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Risk Factors Summary

An investment in our stock involves a very high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus before deciding whether or not to invest in shares of our stock. If any of these risks occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you may lose some or all of your investment. You should purchase our stock only if you afford a complete loss of your purchase. Some of the risks associated with our business and any investment in our securities includes:

•

Our independent auditors have expressed substantial doubt about our ability to remain as a going concern which may negatively impact our ability to obtain additional funding or funding on terms attractive to us.

•

We have a limited operating history for assessing our ability to conduct successful business activities.

•

If we do not obtain adequate revenues from Internet advertising, our future operating results could be adversely affected and investors would lose their entire investment.

•

If we do not obtain adequate revenues from our cause-related marketing services, our future results could be adversely affected and investors would lose their entire investment.  If we fail to develop our brand cost-effectively, our business may be adversely affected.

•

We have never generated a profit and if we are unable to generate consistent profits, we will not have the ability to sustain our business.

•

Our failure to secure additional financing when needed may affect our ability to survive.

•

If we are unable to attract and retain advertisers on a cost-effective basis, our business and results of operations will be affected adversely.

•

If we are unable to attract and retain members on a cost-effective basis, our business and results of operations will be affected adversely.

•

If we are unable to attract and retain affiliates on a cost-effective basis, our business and results of operations will be affected adversely.

•

If our advertisers do not meet the needs and expectations of our members, our business could suffer.

•

We participate in a highly competitive industry which may prevent us from generating a profit

•

Our officers will not be devoting a majority of their time to the development of our company, which may result in periodic interruptions, delays and even business failure.

•

There is no public trading market for our common stock so you may not be able to resell your stock and may not be able to turn your investment into cash.

Financial Summary

The following tables set forth summary financial data derived from our financial statements. The following data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus. Our historical results are not necessarily an indication of the results to be expected for any future period.

Table A: Condensed Statement of Operations

Period from Inception (March 1, 2011) to March 31, 2011 and for the three months ended June 30, 2011

Mister Goody, Inc.

(a Development Stage Company)

Condensed Consolidated Statements of Operations

		Period from Inception
		(March 1, 2011)
	Three Months Ended	to June 30,
	June 30, 2011	2011

Net revenues	$ -	$ -

Operating expenses:
General and Administrative	(17,763)	(24,779)
Management Services	(30,425)	(36,015)

Total operating expenses	(48,188)	(60,794)

Operating loss	(48,188)	(60,794)

Loss before income tax provision	(48,188)	(60,794)
Income tax provision	-	-
Net loss	$ (48,188)	$ (60,794)

Net loss per share:
Basic and diluted	$ (0.00)

Weighted average common shares outstanding:
Basic and diluted	60,091,648

Table B: Balance Sheet

For June 30, 2011

June 30, 2011
Current Assets	$ 272,090
Current Liabilities	$ -
Working Capital	$ 272,090

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock.

If any of the following risks actually occur, our business, operating results and financial condition could be materially adversely affected. As a result, the price of our common stock could decline from the offer price and, if the common stock ever trades, the trading price could decline, and you may lose all or part of your investment in our common stock. We cannot assure any investor that we can or will successfully address these risks.

Additional risks and uncertainties not currently known to us or that we presently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations and value of our stock. You should not purchase the securities offered unless you can afford the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

Our independent auditors have expressed substantial doubt about our ability to remain as a going concern which may negatively impact our ability to obtain additional funding or funding on terms attractive to us.

Our independent auditors state in their audit report dated May 2, 2011 included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from stockholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern. The going concern opinion may negatively impact our ability to obtain additional funding or funding on terms attractive to us. If we are unable to continue as a going concern, you will lose your entire investment.

We have a limited operating history for assessing our ability to conduct successful business activities.

We are a recently formed entity with limited operating history. At this early stage of our operation, we face certain risks and uncertainties frequently encountered by companies at the early stage of their business development. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.

These risks include the ability to:

•

Increase awareness of our brand name;

•

Develop effective business plan;

•

Meet customer standards;

•

Implement advertising and marketing plan;

•

Attain customer loyalty;

•

Maintain current business relationships and develop new business relationships;

•

Respond effectively to competitive pressures; and

•

Attract, retain and motivate qualified personnel.

The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations we plan to undertake. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition and your investment.

Our limited operating history makes any prediction of our future results of operations difficult or impossible. There can be no assurance that we will be able to successfully implement our business plan or that we will ever generate positive cash flow from our operations. Since there can be no assurance of future successful performance of our business, you are accepting a high probability of losing your entire investment.

If we do not obtain adequate revenues from Internet advertising, our future operating results could be adversely affected and investors would lose their entire investment.

We plan to rely on revenues generated from businesses to advertise their goods and services in our online marketplace. Businesses may be unwilling to pay for our marketplace advertising services if they do not believe we have sufficient consumer usage of our online marketplace, if our advertising fees are too high relative to their anticipated benefits, or if the demographic characteristics of consumers visiting our online marketplace are not suited for their products or services,

Presently, we are providing businesses with complimentary advertisements to prove our worth as an advertising medium and to attract a loyal base of consumers possessing demographic characteristics attractive to potential advertisers. We must rely entirely on proving our worth as an advertising medium by exposing businesses and their products and services free of charge until we are able to deliver consumer exposure at an affordable rate and in sufficient quantity to make it worthwhile for a business to advertise. Businesses who receive complimentary advertisements may be unwilling to pay us for advertisements in the future. If we do not succeed in these efforts, our business will be materially adversely affected.

Competition for Internet advertising and customers is intense and we expect that competition will continue to intensify. Barriers to entry are minimal, and competitors can launch new online marketplaces at a relatively low cost.  We will compete for a share of a customer’s advertising budget.   If we are unable to develop an online marketplace that attract a large and loyal user base possessing demographic characteristics attractive to potential advertisers it could have a material adverse effect on our business, financial condition and operating results.  Furthermore, if we fail to persuade new organizations to spend a portion of their budget on advertising with us, our revenues could decline and our future operating results could be adversely affected.

If we do not obtain adequate revenues from our cause-related marketing services, our future operating results could be adversely affected and investors would lose their entire investment.

We plan to rely on revenues generated from businesses interested in participating in our cause-related marketing activities. Our business model depends, in part, upon our ability to identify non-profit causes, arrange for a contribution to the cause and engage in corporate communications, public relations and publicity activities to create television, newspaper and online media attention.  Businesses may be unwilling to pay for our cause-related marketing services if they do not believe we are capable of delivering meaningful results or if they believe the anticipated benefits will not justify the cost. If we do not succeed in these efforts, our business will be materially adversely affected.

Competition for cause-related marketing services and customers is intense and we expect that competition will continue to intensify. Barriers to entry are minimal, and competitors can launch similar marketing services at a relatively low cost.  We will compete for a share of a customer’s advertising budget. Furthermore, if we fail to persuade new organizations to spend a portion of their budget on cause-related marketing with us, our revenues could decline and our future operating results could be adversely affected.

We have never generated a profit and if we are unable to generate consistent profits, we will not have the ability to sustain our business.

Since inception to June 30,  2011, we have incurred a net loss of $60,794.  We are expecting losses over the next 12 months because we do not expect our anticipated revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee we will ever be successful in generating enough revenues to pay for our expenses. Since there can be no assurance we will be able to generate sufficient revenues to achieve profitable operations, you are accepting a high probability of losing your entire investment.

Our failure to secure additional financing when needed may affect our ability to survive.

We may be required to spend substantial amounts of working capital to implement our business plan. The only cash currently available to us is the cash in our bank account. We have no lines of credit or other sources of capital. The availability of additional funding is subject to credit, economic, market and legal constraints. No guarantees that any additional financing can be obtained are possible. Even if financing is available, it may not be available on terms we find favorable.  Our failure to raise additional funds if needed in the future will adversely affect our business operations, which may require us to suspend our operations and lead you to lose your entire investment.

We will incur significant costs complying with our obligations as a reporting issuer which will make it more difficult to generate a profit and will reduce the cash available to implement our business plan.

Upon the effectiveness of our registration statement, we will be required to file periodic reports with the Securities & Exchange Commission, including financial statements and disclosure regarding changes in our operations. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, we estimate that these costs could exceed $30,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations. These compliance costs will be charged to operations and will negatively impact our ability to attain profitable operations.

If we are unable to attract and retain members on a cost-effective basis, our business and results of operations will be affected adversely.

To succeed, we must attract and retain a large number of consumers who register to become members of our online marketplace on a cost-effective basis, many of whom have not previously been a member of an online marketplace like ours. We will rely on a variety of methods to attract new customers, such as paying affiliates, search engines, directories and other websites to provide content, advertising banners and other links that direct potential customers to our website. If we are unable to use any of our current or planned marketing initiatives or the cost of such initiatives were to significantly increase or such initiatives or our efforts to satisfy customers are not successful, we may not be able to attract new customers or retain customers on a cost-effective basis and, as a result, our revenue and results of operations would be affected adversely.

If we are unable to attract and retain advertisers on a cost-effective basis, our business and results of operations will be affected adversely.

To succeed, we must attract and retain a large number of advertisers on a cost-effective basis, many of whom have not previously issued discounts or special offers in an online marketplace like ours. We will rely on a variety of methods to attract new advertisers, such as telemarketing, opt-in email advertising, attending trade shows and conferences, paying search engines, directories and other websites to provide content, advertising banners and other links that direct potential advertisers to our website. If the cost of such initiatives were to significantly increase or such initiatives are not successful, we may not be able to attract new advertisers or retain existing advertisers on a cost-effective basis and, as a result, our revenue and results of operations would be affected adversely.

If we are unable to attract and retain affiliates on a cost-effective basis, our business and results of operations will be affected adversely.

To succeed, we must attract and retain a large number of affiliates on a cost-effective basis, many of whom have not previously referred consumers to become members of  an online marketplace like ours. We will rely on a variety of methods to attract new affiliates, such as telemarketing, opt-in email advertising, attending trade shows and conferences, paying search engines, directories and other websites to provide content, advertising banners and other links that direct potential affiliates to our website. If the cost of such initiatives were to significantly increase or such initiatives or our efforts to satisfy our existing affiliates are not successful, we may not be able to attract new affiliates or retain existing affiliates on a cost-effective basis and, as a result, our revenue and results of operations would be affected adversely.

If our advertisers do not meet the needs and expectations of our members, our business could suffer.

Our business depends on our reputation for providing high-quality deals, and our brand and reputation may be harmed by actions taken by advertisers that are outside our control. Any shortcomings of one or more of our advertisers, particularly with respect to an issue affecting the quality of the deal offered or the goods or services sold, may be attributed by our members to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and member sentiment generated as a result of fraudulent or deceptive conduct by our advertisers could damage our reputation, reduce our ability to attract new members or retain our current members, and diminish the value of our brand.

If we fail to develop our brand cost-effectively, our business may be adversely affected.

To be successful, we must establish and strengthen the awareness of the Mister Goody brand.  We believe that maintaining and enhancing our brand recognition is an important aspect of our efforts to generate revenue. We also believe that the importance of brand recognition will increase due to the relatively low barriers to entry in the Internet market.  Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to offer members discounts and special offers for a wide range of products and services. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

We participate in a highly competitive industry which may prevent us from generating a profit.

The promotion of online marketplaces and cause-related marketing services is highly competitive and barriers to entry are low.  Privately-backed and public companies could choose to enter our space and compete directly with us, or indirectly by offering substitute offerings.  With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales and generate a profit. Many companies and individuals are engaged in the same or similar businesses. We compete with numerous industry participants to attract members, vendors, affiliates and other marketing partners.

 Our principal competitors include websites who promote products, services, coupons and gift certificates, such as GiftCertificates.com, GiveAnything.com, GiftCards.com, GiftCardMall.com, CouponMountain.com, Coupons.com, Valpak.com, CouponCabin.com, CouponMountain.com, GiftCardGranny.com, iCardGiftCard.com, Restaurant.com, Ebay.com, Amazon.com, Overstock.com, Buy.com, Woot.com, Tanga.com, Entertainment.com, 1SaleADay.com, Groupon.com, LivingSocial.com and many others. Other competitors include retail destinations who promote products and services such as Costco, BJ’s, Sam’s Club, Target and Walmart. We also compete against companies who promote cause-related marketing services, such as Barkley, Allison & Partners, Cause Consulting Group, LLC, Cone, Inc, Do Well Do Good, LLC, Edelman, and Devries PR. Competition could result in reduced sales, reduced margins or the failure of our online marketplace to achieve or maintain more widespread market acceptance, any of which could harm our business.  Some of our competitors have significant advantages over us, including greater name recognition, longer operating histories, lower operating costs, pre-existing relationships with current or potential advertisers and customers, greater financial, marketing and other resources. These advantages could allow our competitors to respond more quickly to opportunities or changes in our markets. These competitive disadvantages could adversely affect our ability to generate sales and profit. We may never achieve a profit from our business.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may divert our management’s attention, resulting in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

We may pursue acquisition opportunities in the future. We have not made any material acquisitions to date and, therefore, our ability as an organization to make and integrate significant acquisitions is unproven. Any future acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the acquired businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. In connection with one or more of those transactions, we may issue additional equity securities that would dilute our stockholders or incur debt on terms unfavorable to us or that we are unable to repay.

Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized or that we would not be exposed to unknown liabilities, nor can we assure you that we will be able to complete any acquisitions on favorable terms or at all.

RISKS RELATED TO OUR MANAGEMENT

Our officers  have other business interests and plan to devote only 30 hours of their time per week to the development of our company, which may result in periodic interruptions, delays and even business failure.

Our officers, Joel Arberman, Brendan Vogel, Jennifer Calise and Christina O’Malley have other business interests, which may create conflicts of interests that could materially harm us. Each officer has indicated they plan to devote 30 hours per week to the development of our business. We are entirely dependent upon the efforts of our officers. If any of our officers are unable to devote sufficient time to our development, it would have a significant impact on our business and may result in our business to fail.

We may have to cease our operations if we lose any of our key officers.

We are heavily dependent on the management experience of Joel Arberman. If something were to happen to him, it would greatly delay our daily operations until further industry contacts could be established. If we lose his their services and cannot find a suitable replacement, we may have to cease operations. We do not have insurance covering his life. The success of our company is largely dependent on his efforts.

Our officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

Our officers and directors, in the aggregate, will beneficially own approximately or have the right to vote approximately 89.64% of our outstanding common shares.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

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election of our board of directors;

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removal of any of our directors;

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amendment of our Articles of Incorporation or By-laws; and

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adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

The interests of our officers may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause the business to fail in which case you may lose your entire investment.

Our officers and directors have no meaningful accounting or financial reporting education or experience, which increases the risk of accounting errors and makes an investment in our company more speculative.

Our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree on advisors and consultants. Our officers and directors have no meaningful accounting or financial reporting education or experience. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

We are anticipating a period of rapid growth in operations, which may place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to manage this expected growth effectively. To do so, we believe we will need to continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The expected addition of new employees and the capital investments that we anticipate will be necessary to manage our anticipated growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our anticipated growth, we will be unable to execute our business plan.

We do not have compensation or an audit committee, so shareholders will have to rely on the independent directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the independent members of our board of directors. Until we have an audit committee, there may less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our officers and directors have no experience in establishing and maintaining disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Our officers and directors have no experience establishing and maintaining disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful.

Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our prior period financial statements.  Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports filed with the SEC, under Section 404 of the Sarbanes-Oxley Act. As long as we remain a smaller reporting company, we will not be required to obtain an auditor’s attestation concerning management’s report on internal control over financial reporting.

Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

In order to develop and subsequently maintain effective disclosure controls and procedures and internal control over financial reporting, we will need to expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs.

We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

RISKS RELATED TO OUR INDUSTRY

Evolving regulations concerning data privacy may restrict our ability to solicit, collect, process and use data necessary to conduct email campaigns or to analyze the results or may increase their costs, which could harm our business.

Federal, state and foreign governments have enacted, and may in the future enact, laws and regulations concerning the solicitation, collection, processing or use of consumers’ personal information. Such laws and regulations may require companies to implement privacy and security policies, permit users to access, correct and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use personal information for certain purposes. Other proposed legislation could, if enacted, prohibit the use of certain technologies that track individuals’ activities on web pages or that record when individuals click through to an Internet address contained in an email message. Such laws and regulations could restrict our customers’ ability to collect and use email addresses, page viewing data, and personal information, which may reduce demand for our products. They may also negatively impact our ability to effectively market our products.

As Internet commerce develops, federal, state and foreign governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to email communications. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our customers. In addition, federal, state and foreign governmental or regulatory agencies may decide to impose taxes on services provided over the Internet or via email. Such taxes could discourage the use of the Internet and email as a means of commercial marketing and communications, which would adversely affect the viability of our services.

RISKS RELATED TO OUR SYSTEMS

Any significant disruption in service on our website or in our computer systems, or in our customer support services, could result in an interruption of our ability to generate sales.

We depend on the efficient and uninterrupted operations of our third-party data centers and hardware systems. The data centers and hardware systems are vulnerable to damage from earthquakes, tornados, hurricanes, fire, floods, power loss, telecommunications failures and similar events. If any of these events results in damage to our third-party data centers or systems, we may be unable to generate sales until the damage is repaired. In addition, we may incur substantial costs in repairing any damage.

We provide products and services for sale to our website visitors through our proprietary technology. The satisfactory performance, reliability and availability of the technology and the underlying network infrastructure are critical to our operations, level of client service, reputation and ability to attract and retain clients.

Our production system hardware and the disaster recovery operations for our production system hardware are co-located in third-party hosting facilities. Our operations depend on their ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events.

None of the companies who host our systems guarantee that our customers’ access to our products will be uninterrupted, error-free or secure. In the event that our arrangements with third-party data centers are terminated, or there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities.  We have experienced periodic interruptions, affecting all or a portion of our systems, which we believe will continue to occur from time to time. We are not aware of any loss of customers due to material service interruptions. However any systems damage or interruption that impairs our ability to accept and fill client orders could result in an immediate loss of revenue to us, and could cause some clients to purchase services offered by our competitors. In addition, frequent systems failures could harm our reputation.

Some factors that could lead to interruptions in customer service include: operator negligence; improper operation by, or supervision of, employees; physical and electronic break-ins; misappropriation; computer viruses and similar events; power loss; computer systems failures; and Internet and telecommunications failures. We do not carry sufficient business interruption insurance to fully compensate us for losses that may occur.

These factors could damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause customers to cancel their accounts, any of which could adversely affect our business, financial condition and results of operations.

We do not have a disaster recovery system, which could lead to service interruptions and result in a loss of customers.

We do not have any disaster recovery systems. In the event of a disaster in which our software or hardware are irreparably damaged or destroyed, we would experience interruptions in access to our services. Any or all of these events could cause our customers to lose access to our products.

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not have any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital.

A rapid expansion of our network and systems could cause our network or systems to fail or cause our network to lose data.

In the future, we may need to expand our network and systems at a more rapid pace than we have in the past. We may suddenly require additional bandwidth for which we have not adequately planned. We may secure an extremely large customer, group of customers, or experience demands for growth by an existing customer or set of customers that would require significant system resources. Our network or systems may not be capable of meeting the demand for increased capacity, or we may incur additional unanticipated expenses to accommodate such capacity constraints. In addition, we may lose valuable data or our network may temporarily shut down if we fail to expand our network to meet future requirements. Any disruption in our network processing or loss of data may damage our reputation and result in the loss of customers.

If we are unable to protect the confidentiality of our unpatented proprietary information, processes and know-how and our trade secrets, the value of our technology and services could be adversely affected.

 We rely upon unpatented proprietary technology, processes and know-how and trade secrets. Any unauthorized disclosure or dissemination of our proprietary technology, processes and know-how or our trade secrets, whether by breach of a confidentiality agreement or otherwise, may cause irreparable harm to our business, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise be independently developed by our competitors or other third parties. If we are unable to protect the confidentiality of our proprietary information, processes and know-how or our trade secrets are disclosed, the value of our technology and services could be adversely affected, which could negatively impact our business, financial condition and results of operations.

Because we have not filed for patent protection of our technologies, we face the risk of our technologies being inadequately protected.

We have not applied for patent protection of our technologies or processes with the US Patent and Trademark Office; if we fail to do so, we may be unable to adequately protect our intellectual property, especially if the designs and materials used in our products are replicated by our competitors. Further, even if we file for patent protection, there is no assurance that it will be approved by the US Patent and Trademark Office.

If a third party asserts that we are infringing its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. These claims, whether or not successful, could:

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divert management’s attention;

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result in costly and time-consuming litigation;

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require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all;

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in the case of open source software-related claims, require us to release our software code under the terms of an open source license; or

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require us to redesign our software and services to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. In addition, many of our agreements with our channel partners require us to indemnify them for third-party intellectual property infringement claims, which would increase the cost to us resulting from an adverse ruling on any such claim. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a third party successfully asserts a claim that our products infringe its proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable or at all and we may be required to pay significant monetary damages to such third party.

If the security of our customers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, our reputation may be severely harmed, we may be exposed to liability and we may lose the ability to offer our customers a credit card payment option.

Our system stores our customers’ proprietary email distribution lists and other critical data. Any accidental or willful security breaches or other unauthorized access could expose us to liability for the loss of such information, adverse regulatory action by federal and state governments, time-consuming and expensive litigation and other possible liabilities as well as negative publicity, which could severely damage our reputation. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our customers’ data, our relationships with our customers will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach often lead to widespread negative publicity, which may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose customers and fail to acquire new customers.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

There is no public trading market for our common stock so you may not be able to resell your stock and may not be able to turn your investment into cash.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTC Bulletin Board.  If for any reason our securities are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the securities may have difficulty selling their shares should they desire to do so. No market makers have committed to becoming market makers for our common shares and it may be that none will do so. As a result, you should purchase shares only as a long-term investment, and you must be prepared to hold your shares for an indefinite period of time.

The offering price of the common stock was determined based on the price of our last private placement, and therefore should not be used as an indication of the future market price of our securities. The offering price bears no relationship to our actual value.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

 We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

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Fund our operations;

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Respond to competitive pressures;

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Take advantage of strategic opportunities, including more rapid expansion of our business or the Acquisition of complementary products, technologies or businesses; and

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Develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our quarterly results may fluctuate and if we fail to meet the expectations of analysts or investors, our stock price could decline substantially.

Our quarterly operating results may fluctuate, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our common stock could decline. Some of the important factors that could cause our revenue and operating results to fluctuate from quarter to quarter include:

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our ability to retain existing customers, attract new customers and satisfy our customers’ requirements;

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general economic conditions;

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changes in our pricing policies;

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our ability to expand our business;

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the effectiveness of our personnel;

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new product and service introductions;

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technical difficulties or interruptions in our services;

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the timing of additional investments in our hardware and software systems;

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regulatory compliance costs;

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costs associated with future acquisitions of technologies and businesses; and

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extraordinary expenses such as litigation or other dispute-related settlement payments.

Some of these factors are not within our control, and the occurrence of one or more of them may cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be meaningful and should not be relied upon as an indication of future performance.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our common or preferred stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred shares.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

Our common stock is considered a penny stock, which would be subject to restrictions on marketability. These rules may affect your ability to resell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in securities sold in this offering will not be possible in any state in the United States unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

The market price of our shares would decline if our restricted shareholders sell a large number of shares.

A total of 59,840,000 shares issued to existing stockholders are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

You may have limited access to information regarding our business and our securities would not be eligible for quotation on the OTC Bulletin Board, if our obligations to file periodic reports with the SEC is automatically suspended under certain circumstances.

As of the effective date of this prospectus, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). In the future, Section 15(d) reporting requirements would be automatically suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, we have has fewer than 300 shareholders. We currently have fewer than 300 shareholders. If we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective.

Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We intend to file a Form 8-A promptly after this registration statement becomes effective to register our common stock under Section 12(g) of the Exchange Act, but there can be no assurance we will do so. We also intend to file a Form 8-A in the event we are automatically suspended from the Section 15(d) reporting requirements to voluntarily subject ourselves to the reporting requirements and so that we can be eligible for quotation on the OTC Bulletin Board.

If we cease filing periodic reports for any reason, investors would have very limited access to information about our business and we would not be eligible to be quoted on the OTC Bulletin Board, which may reduce the value of your shares and also affect your ability to sell your shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

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the timing of the development of future products;

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projections of costs, revenue, earnings, capital structure and other financial items;

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statements of our plans and objectives;

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statements regarding the capabilities of our business operations;

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statements of expected future economic performance;

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statements regarding competition in our market; and

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assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling shareholders. All proceeds from the sale of the shares of common stock will be received by the selling shareholders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Prior to this offering, there has been no market for our securities. Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on OTC Bulletin Board or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTC Bulletin Board; however, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board.

In the event our common stock is quoted through the OTC Bulletin Board, the shares to be sold pursuant to the registration statement will be sold at prevailing market prices or privately negotiated prices. There is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the high offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The 400,000 shares of common stock to be sold by the selling shareholders are already issued and outstanding. Since no new common shares will be issued in this offering, you will not suffer any dilution in the purchase price of your shares.

SELLING SHAREHOLDERS

The selling security holders named below are selling the securities. We are registering a total of 400,000 common shares, which represents less than 1% of our total outstanding shares. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders; accordingly, no accurate estimate can be made of the quantity of securities that will be held by the selling security holders upon termination of this offering. These selling security holders acquired their shares by purchase exempt from registration under Section 4(2) and Rule 506 of Regulation D of the 1933 Act in exempt transactions.

We believe that the selling security holders listed in the table have sole voting and investment powers regarding the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders.

Name of Selling Shareholder	Total Shares Owned	Price Paid Per Share	Issue Date	Shares Registered	Remaining Shares If Sold	% Before Offering	% After Offering (1)
Arthur & Debbie Blechner	2,000,000	$0.001	March 2, 2011	35,000	1,965,000	3.3%	3.26%
Alfred Arberman	1,500,000	$0.001	March 2, 2011	35,000	1,465,000	2.5%	2.43%
Rachelle Arberman	1,500,000	$0.001	March 2, 2011	35,000	1,465,000	2.5%	2.43%
Kenneth Geist	800,000	$0.001	March 2, 2011	35,000	765,000	1.3%	1.27%
Bryan Eggers (2)	20,000	$.0167 (5)	March 7, 2011	20,000	0	0.3%	0%
Robert Richards (3)	60,000	$.0167	March 7, 2011	15,000	45,000	0.1%	0.07%
Justin Renert (3)	60,000	$.0167	March 7, 2011	15,000	45,000	0.1%	0.07%
Geoffrey Schiffrin (3)	60,000	$.0167	March 7, 2011	15,000	45,000	0.1%	0.07%
Robert Clayton (3)	60,000	$.0167	March 7, 2011	15,000	45,000	0.1%	0.07%
Jared Bialek	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Joshua & Renee Bialek	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Tal Frank	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Jacob Stern	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Elizabeth Stern	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Ryan O’Malley	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Jaroslaw & Halina Zemlachenko	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Ava Richards (3)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Tate Richards (3)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Riva Richards (3)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Allison Schiffrin (3)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Kate Clayton (3)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Taylor Clayton (3)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Sienna Renert (3)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Jodi Renert (3)	5,000	$0.100	June 2011	5,000	0	0.01%	0%

Michael D’Onofrio	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Laura D’Onofrio	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Michael Calise	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Ava Calise	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Patricia Cannavo	10,000	$0.100	June 2011	10,000	0	0.02%	0%
Marquax DiSiena	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Michael Cannavo	10,000	$0.100	June 2011	10,000	0	0.02%	0%
Rose Cannavo	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Teresa Tateossian	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Eric Rabinowitz & Kelly Gorsky	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Raymond W. Chan	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Dhunjishah Bharucha	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Jessica Savidge	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Claire Elizabeth Deyoe Trust (4)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Caroline Rose Deyoe Trust (4)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Christian Lane Deyoe Trust (4)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Catherine Grace Deyoe Trust (4)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Calliegh Ann Deyoe Trust (4)	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Lane Deyoe	5,000	$0.100	June 2011	5,000	0	0.01%	0%
Total:	6,240,000			400,000	5,840,000	10.4%	9.69%

(1)

Assumes all shares registered are sold.

(2)

Bryan Eggers received his shares as compensation for $334 of public relations consulting services rendered to us.

(3)

These selling shareholders have identified that they are employees, spouse of employees, or minors of employees, of registered broker-dealers but have represented their purchase was a personal investment and their planned sale is for their sole individual benefit. They have represented they are not acting on behalf of any broker-dealer or affiliate of any broker-dealer and have never had any agreements or understandings directly or indirectly, with any person to distribute our securities. To the extent that we become aware that any such selling shareholders had such an understanding or agreement, we will file a post-effective amendment to the registration statement of which this prospectus is a part to designate such person as an “underwriter” within the meaning of the Securities Act of 1933.

(4)

Layne Deyoe is the trustee and has sole voting and investment power over all shares.

To our knowledge, other than detailed in the footnotes above, none of the selling shareholders:

•

has had a material relationship with us other than as a shareholder at any time within the past three years;

•

has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or

•

are broker-dealers or affiliated with broker-dealers.

Related Shareholders

Related Shareholders	Selling Security Holder (1)	Relationship	Number of Shares Owned	Number of Shares Registered	Number of Shares Not Registered

Arberman family members	Joel Arberman (2)	Chief Executive Officer	30,000,000	0	30,000,000
	Arthur & Debbie Blechner	In-laws	2,000,000	35,000	1,965,000
	Alfred Arberman	Father	1,500,000	35,000	1,465,000
	Rachelle Arberman	Mother	1,500,000	35,000	1,465,000
	Jared Bialek	Nephew	5,000	5,000	0
	Joshua & Renee Bialek	Sister and Brother In Law	5,000	5,000	0
	Jacob Stern	Nephew	5,000	5,000	0
	Elizabeth Stern	Niece	5,000	5,000	0
	Total of Shares in Arberman Group		35,020,000	125,000	34,895,000

O’Malley family members	Christina O’Malley (3)	VP of Business Relations	600,000	0	600,000
	Ryan O’Malley	Son	5,000	5,000	0
	Jaroslaw & Halina Zemlachenko	Parents	5,000	5,000	0
	Total of Shares in O’Malley Group		610,000	10,000	600,000

Richards family members	Robert Richards	No relation to company	60,000	15,000	45,000
	Ava Richards	No relation to company	5,000	5,000	0
	Tate Richards	No relation to company	5,000	5,000	0
	Riva Richards	No relation to company	5,000	5,000	0
	Total of Shares in Richards Group		75,000	30,000	45,000

Renert family members	Justin Renert	No relation to company	60,000	15,000	45,000
	Sienna Renert	No relation to company	5,000	5,000	0
	Jodi Renert	No relation to company	5,000	5,000	0
	Total of Shares in Renert Group		70,000	25,000	45,000

Shiffrin family members	Geoffrey Shiffrin	No relation to company	60,000	15,000	45,000
	Allison Shiffrin	No relation to company	5,000	5,000	0
	Total of Shares in Shiffrin Group		65,000	20,000	45,000

Clayton family members	Robert Clayton	No relation to company	60,000	15,000	45,000
	Kate Clayton	No relation to company	5,000	5,000	0
	Taylor Clayton	No relation to company	5,000	5,000	0
	Total of Shares in Clayton Group		70,000	25,000	45,000

Calise family members	Jennifer Calise (4)	VP of Non-Profit Relations	600,000	0	600,000
	Michael Calise	Son	5,000	5,000	0
	Ava Calise	Daughter	5,000	5,000	0
	Patricia Cannavo	Mother	10,000	10,000	0
	Michael Cannavo	Father	10,000	10,000	0
	Rose Cannavo	Grandmother	5,000	5,000	0
	Marquax DiSiena	Sister	5,000	5,000	0
	Total of Shares in Calise Group		640,000	40,000	600,000

Vogel family members	Brendan Vogel	VP of Merchant Relations	6,000,000	0	6,000,000
	Raymond Chan	Brother in law	5,000	5,000
	Total of Shares in Vogel Group		6,000,500	5,000	6,000,000

Deyoe family members	Lane Deyoe	No relation to company	5,000	5,000	0
	Claire Elizabeth Deyoe Trust	No relation to company	5,000	5,000	0
	Caroline Rose Deyoe Trust	No relation to company	5,000	5,000	0

Christian Lane Deyoe Trust	No relation to company	5,000	5,000	0
Catherine Grace Deyoe Trust	No relation to company	5,000	5,000	0
Calliegh Ann Deyoe Trust	No relation to company	5,000	5,000	0
Total of Shares in Deyoe Group		30,000	30,000	0

(1)

Each of the selling security holders and non-selling security holders, listed above within and among each of the related individual categories (a) beneficially own their own shares of our common stock; (b) did not at the time of their purchase of our common shares nor now, directly or indirectly, have or use any trust, proxy, power of attorney, pooling arrangement, agreement, understanding, or arrangement between or among themselves or otherwise to sell their shares or the shares of any other member within their respective group stated above or over that of any other of our shareholders with a view towards distribution or to exercise voting power or investment power, directly or indirectly, over the shares of any other members within their respective group stated above or over that of any other of our shareholders; and (c) are not parties to a pledge agreement or agreed to act as a pledge, either directly or indirectly, that would permit such party to exercise voting power or investment power over any of our other shareholders.

(2)

Joel Arberman exercises sole voting and investment power over 30,000,000 shares held by Pensar Ventures, LLC.

(3)

Represents 600,000 common shares underlying stock options we have issued to Mrs. O’Malley.

(4)

Represents 600,000 common shares underlying stock options we have issued to Mrs. Calise.

Future Sales By Stockholders

The 400,000 shares of common stock offered for sale by our selling shareholders in this prospectus will be freely tradable without restrictions upon effectiveness of this registration statement.

The remaining 59,840,000 shares are not registered in this prospectus and are subject to the limitations imposed by Rule 144. In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

 In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•

1% of the number of shares of common stock then outstanding, which will equal approximately 60,240,000 shares immediately after this offering; or

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

When the shares become eligible to be sold pursuant to Rule 144 and if we are able to obtain approval for our shares to be quoted on the OTC Bulletin Board, then sales of large amounts of shares that may be sold in the future could have a significant depressive effect on the market value of our shares. This would therefore reduce new investors'

ability to sell their shares into the market and negatively impact their ability to receive either a return on their investment or the amount invested.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 400,000 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We will pay all the fees and expenses associated with the registration of the securities.

The securities offered by this Prospectus will be sold by the selling shareholders. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker’s transactions or privately negotiated transactions. The selling shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or sale related transfer. A selling shareholder may also resell all of any portion of the Shares which qualify for sale pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold according to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this Prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this Prospectus. After our securities are qualified for quotation on the OTCBB, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this Prospectus.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on OTC Bulletin Board or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTC Bulletin Board; however, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board. In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under the registration statement, of which this Prospectus forms a part.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to the registration statement disclosing such matters.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation.

Each selling stockholder has informed us that we do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

All of the foregoing may affect the marketability of our securities.

DESCRIPTION OF SECURITIES

The following is a summary of the material rights and restrictions associated with our securities. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

General

We are authorized to issue an aggregate number of 205,000,000 shares of capital stock, of which 200,000,000 shares are common stock, $0.001 par value per share, and 5,000,000 shares are preferred stock, $0.001 par value per share.

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value of $0.001 per share. As of August 15, 2011, there were 60,240,000 shares of common stock held by 46 holders of record.

Dividends:

The holders of our common stock are entitled to dividends as our board of directors may declare, from time to time, from funds legally available, subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Distribution to holders
of common stock:

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment of creditors and subject to prior distribution rights of our preferred stock, if any.

Non-cumulative voting:

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders, subject to certain exceptions relating, among other matters, to our preferred stock, if any. Our articles of incorporation do not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors elected each year, subject to the voting rights of our preferred stock, if any. Except as otherwise provided by law, the holders of a majority in voting power of the shares issued and outstanding and entitled to vote at such meeting of shareholders will constitute a quorum at such meeting of the shareholders for the transaction of business subject to the voting rights of our preferred stock, if any.

Preemptive rights:

Upon the consummation of this offering, no holder of our common stock will have any preemptive right to subscribe for any shares of our capital stock issued in the future.

Preferred Stock

We are authorized to issue a total of 5,000,000 shares of preferred stock. Our Articles of Incorporation provide that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further shareholder approval. The holders of our preferred stock may be entitled to preferences over common shareholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock. As of August 15, 2011, no shares of our preferred stock have been issued and we have no plans to issue any shares of preferred stock.

Options

Our board of directors has authorized the 2011 Stock Incentive Plan which provides us with the ability to issue options on up to 10,000,000 common shares. As of August 15, 2011, we have 1,500,000 stock options outstanding.

Warrants

There are no outstanding warrants to purchase our securities.

Anti-takeover provisions

There are no anti-takeover provisions that may have the affect of delaying or preventing a change in control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Background

We are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will help us attract and retain key personnel, provide us benefits in visibility and the way we are perceived by merchants, non-profit organizations and prospective customers, as well as the possibility of providing liquidity to our shareholders.

Holders of Capital Stock

As of August 15, 2011, we had 46 holders of our common stock.

No Public Market for Common Stock

There is presently no public market for our common stock. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our shares is an illiquid investment.

Following the closing of this offering , we anticipate applying for trading of our securities on the over the counter bulletin board, maintained by the Financial Industry Regulatory Authority (FINRA), upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the bulletin board, including:

•

we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

•

we must remain current in our filings;

•

we must find a member of FINRA to file a form 211 on our behalf.

The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We have had no discussions with any market makers and there is no assurance that our shares will ever be approved by FINRA to be quoted on the Bulletin Board.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. This imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. However, the application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Blue Sky

Our common stock holders and persons who desire to purchase our common stock shares in any trading market that may develop should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having out shares available for trading on a stock exchange, investors should consider any secondary market for our securities to be a limited one.

We intend to seek coverage and publication of information about us in an accepted publication which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, is not enough for the security to be listed in a recognized manual. The listing entry must contain: (1) the names of issuers, officers, and directors; (2) an issuer’s balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports and many states expressly recognize these manuals, a smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals.

The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Stock transfer agent

We have not engaged the services of a transfer agent at this time.

PRINCIPAL SHAREHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person (including any group) known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. As of the date of this prospectus, there were 60,240,000 shares of common stock outstanding, 1,500,000 stock options outstanding and no preferred stock outstanding. The percentage ownership has been calculated assuming all stock options are exercised.

Each stockholder's address is in care of our company at 7877 Emerald Winds Circle, Boynton Beach, Florida 33473

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage
Joel Arberman (1) (2) (3)	30,000,000 shares (2)	48.59%
Brendan Vogel (1)	6,000,000 shares	9.72%
Fred Sager (3)	18,000,000 shares	29.15%
Jennifer Calise	600,000 shares (4)	0.97%
Christina O’Malley	600,000 shares (5)	0.97%
All officers and directors as a group (4 persons)	55,200,000 shares (6)	89.41%

(1)

The person named above may be deemed to be a “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their having co-founded the company. Mr. Arberman and Mr. Vogel are our only “promoters”.

(2)

Joel Arberman exercises sole voting and investment power over 30,000,000 shares held by Pensar Ventures, LLC.

(3)

Mr. Arberman and Mr. Sager are members of our board of directors.

(4)

Represents 600,000 common shares underlying stock options we have issued to Mrs. Calise.

(5)

Represents 600,000 common shares underlying stock options we have issued to Mrs. O’Malley.

(6)

Includes 1,200,000 common shares underlying stock options we have issued to Mrs. Calise and Mrs. O’Malley.

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.

Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 15, 2011.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

DESCRIPTION OF OUR BUSINESS

Our Mission

Our mission is to help businesses increase their corporate and brand awareness.

Our Business

Our online marketplace helps businesses increase their corporate and brand awareness by connecting their company, products and services to online consumers. Businesses use our online marketplace by advertising their goods and services at discount prices, with deals offered for a limited time and limited quantity. Consumers interested in saving money browse through available deals; obtain additional details about the advertiser, products and services and can purchase the deal directly from the advertiser.

We also offer cause-related marketing services, a form of marketing where a business and non-profit cause work together for mutual benefit. We identify non-profit causes, arrange for a contribution to the cause and engage in corporate communications, public relations and publicity activities to create television, newspaper and online media attention. Our cause-related marketing services are designed to help businesses increase their corporate and brand awareness through their participation in community- based good deeds.

Corporate Information

We were incorporated in Florida on March 1, 2011, at which time we commenced operations. Our address is 7877 Emerald Winds Circle, Boynton Beach, Florida 3347 and our telephone number is 561-396-0554. We have two wholly owned subsidiaries, Mister Goody Deals, LLC and Mister Goody Events, LLC.

We have never declared bankruptcy, have never been in receivership and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

Our Services

We initially plan to generate revenue by charging businesses to participate in our cause-related marketing activities; including selected public relations, social media outreach, community involvement and Internet marketing campaigns. Our cause-related marketing service is designed to serve two purposes: to produce revenue and to increase our corporate and brand awareness.

Businesses may pay to participate in our cause-related marketing activities to share in any positive public relations, improve consumer relations and develop stronger connections with people who live and work in their community. We believe our cause-related marketing services can provide businesses with the ability to receive positive publicity and consumer awareness with less time, cost and complexity than handling it themselves.

Businesses may be unwilling to pay for our cause-related marketing services if they do not believe we are capable of delivering meaningful results or if they believe the anticipated benefits will not justify the cost.

In August 2011, we completed the design and development of our cause-related marketing materials and began pitching our cause-related marketing services to businesses in New Jersey and Texas. As of August 25, 2011, we have not generated any sales.  We promote our cause-related marketing services primarily through telemarketing, tradeshow attendance, Internet marketing and a website which provides information for businesses. Our goal is to attract businesses that are interested in increasing their corporate and brand awareness by participating in community-based cause-related marketing.

We are unable to determine how long, if ever, it would take to attract cause-related marketing clients. We have never generated any cause-related marketing revenue and there can be no assurance we will ever generate enough revenue to sustain our operations.

We also plan to generate revenue by charging businesses to advertise their goods and services in our online marketplace. Presently, we are providing businesses with complimentary advertisements to prove our worth as an advertising medium and to attract a loyal base of consumers possessing demographic characteristics attractive to potential advertisers. In the future, we believe businesses may pay us an advertising fee if our online marketplace is regularly exposed to a large number of consumers possessing demographic characteristics attractive to potential advertisers. We believe our marketplace advertising services can provide businesses with the ability to affordably increase their corporate and brand awareness to online consumers.

Businesses may be unwilling to pay for our marketplace advertising services if they do not believe we have sufficient consumer usage of our online marketplace, if our advertising fees are too high relative to their anticipated benefits, or if the demographic characteristics of consumers visiting our online marketplace are not suited for their products or services,

We are unable to determine how long, if ever, it would take to build an online marketplace with the characteristics and consumer demographics necessary to satisfy potential advertisers. We have never generated any online marketplace advertising revenue and there can be no assurance we will ever generate enough revenue to sustain our operations.

Marketing

To be successful, we must establish and strengthen the awareness of the Mister Goody brand.  We believe that maintaining and enhancing our brand recognition is an important aspect of our efforts to generate revenue.

We plan to promote consumer awareness of our online marketplace through public relations efforts, social media outreach, community involvement, Internet marketing, affiliates and business development partnerships.  We plan to attract consumers by publishing good deals and by supporting non-profit causes. Our goal is to attract a loyal base of consumers possessing demographic characteristics attractive to potential advertisers.

We promote business awareness of our online marketplace primarily through telemarketing, tradeshow attendance, Internet marketing and a section of our website which provides information for businesses. Our goal is to attract businesses who are interested in increasing their corporate and brand awareness by offering consumers significant savings on a wide variety of goods and services.

We promote our cause-related marketing services primarily through telemarketing, tradeshow attendance, Internet marketing and a website which provides information for businesses. Our goal is to attract businesses that are interested in increasing their corporate and brand awareness by participating in community-based cause-related marketing.

Aside from fees paid to affiliates, our marketing and advertising expenses are not directly related to our level of sales. There is no direct correlation between revenues and marketing expenses.

Employees

We have no employees. All of the people who work for us are independent contractors and work for us part-time. Our Chief Executive Officer, Vice President of Merchant Relations, Vice President of Non-Profit Relations, Vice President of Business Relations and account managers work for us under consulting agreements. Our software developers, graphic designers, telephone solicitors and various other functions are also engaged as independent contractors. We utilize independent contracts in an effort to build and operate our business cost-effectively.

We believe that our future  success will depend in part on our  continued  ability  to  attract and  retain qualified independent contractors. There can be no assurance that we will be able to attract and retain such individuals or companies. If we are unsuccessful in managing the timely delivery of these services our business could be adversely affected. In the future, we may hire employees but have no specific plans to do so.

Competition

The promotion of online marketplaces and cause-related marketing services is highly competitive and barriers to entry are low.  Privately-backed and public companies could choose to enter our space and compete directly with us, or indirectly by offering substitute offerings.  With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales and generate a profit. Many companies and individuals are engaged in the same or similar businesses. We compete with numerous industry participants to attract members, vendors, affiliates and other marketing partners.

 Our principal competitors include websites who promote products, services, coupons and gift certificates, such as GiftCertificates.com, GiveAnything.com, GiftCards.com, GiftCardMall.com, CouponMountain.com, Coupons.com, Valpak.com, CouponCabin.com, CouponMountain.com, GiftCardGranny.com, iCardGiftCard.com, Restaurant.com, Ebay.com, Amazon.com, Overstock.com, Buy.com, Woot.com, Tanga.com, Entertainment.com, 1SaleADay.com, Groupon.com, LivingSocial.com, Google.com, Facebook.com, Microsoft.com and many others. Other competitors include retail destinations who promote products and services such as Costco, BJ’s, Sam’s Club, Target and Walmart. We also compete against companies who promote cause-related marketing services, such as Barkley, Allison & Partners, Cause Consulting Group, LLC, Cone, Inc, Do Well Do Good, LLC, Edelman, and Devries PR. Competition could result in reduced sales, reduced margins or the failure of our online marketplace to achieve or maintain more widespread market acceptance, any of which could harm our business.   Some of our competitors have significant advantages over us, including greater name recognition, longer operating histories, lower operating costs, pre-existing relationships with current or potential advertiser and customers, greater financial, marketing and other resources. These advantages could allow our competitors to respond more quickly to opportunities or changes in our markets. These competitive disadvantages could adversely affect our ability to generate sales and profit. We may never achieve a profit from our business.

Research and Development

Our core technology is built upon proprietary software. We have also purchased prepackaged software which extends the basic functionality of the core software we developed. We expect to spend less than $20,000 a year for future research and development activities.

Technology

We currently rent a dedicated Internet server from Nobis Technology Group, LLC. Our disaster recovery strategy is to back-up our server and databases on a regular basis. We do not have any disaster recovery systems. In the event of a disaster in which our software or hardware are irreparably damaged or destroyed, we would experience interruptions in access to our services. Any or all of these events could cause our customers to lose access to our products.

Intellectual Property

We currently do not own any patents, franchises or concessions. We own all associated copyrights, domain names, trademarks and service marks.  We have not applied for patent protection of our technologies or processes with the US Patent and Trademark Office; if we fail to do so, we may be unable to adequately protect our intellectual property, especially if the designs and materials used in our products are replicated by our competitors. Further, even if we file for patent protection, there is no assurance that it will be approved by the US Patent and Trademark Office.

Regulation of our business

Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003

We must comply with U.S. federal legislation entitled Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, which imposes certain obligations on the senders of commercial emails and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content.

The CAN-SPAM Act, among other things, obligates the sender of commercial emails to provide recipients with the ability to opt out of receiving future emails from the sender. In addition, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult or other harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act.

The ability of our customers’ constituents to opt out of receiving commercial emails may minimize the effectiveness of our email marketing. Moreover, non-compliance with the CAN-SPAM Act carries significant financial penalties. If we were found to be in violation of the CAN-SPAM Act, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our business. We also may be required to change one or more aspects of the way we operate our business, which could impair our ability to attract and retain customers or increase our operating costs.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to email communications. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our customers in the form of higher prices.

Federal and State Taxation

Federal and state governmental or regulatory agencies may decide to impose taxes on products or services sold over the Internet or via email. Such taxes could discourage the use of the Internet and email as a means of commercial marketing and communications, which would adversely affect the viability of our business.

Properties

Our principal executive office is located in Boynton Beach, Florida. Office space is at the home of our Chief Executive Officer and provided at no cost to us. We believe that additional space may be required as our business expands and believe that we can obtain suitable space as needed.

Material agreements

Consulting Agreement with Joel Arberman

Mr. Arberman is our Chief Executive Officer and Chairman. Under the terms of our written agreement, he is paid a fee of $2,500 per calendar month and is entitled to reimbursement of reasonable business expenses. The consulting agreement can be terminated by the board of directors at will.

Consulting Agreement with Brendan Vogel

Mr. Vogel is our Vice President of Merchant Relations.  Under the terms of our written agreement, he is paid a fee of $2,500 per calendar month and is entitled to reimbursement of reasonable business expenses. The consulting agreement can be terminated at will.

Consulting Agreement with Jennifer Calise

Mrs. Calise is our Vice President of Non-Profit Relations and Corporate Communications.  Under the terms of our written agreement, she is paid a fee of $2,925 per calendar month and is entitled to reimbursement of reasonable business expenses. The consulting agreement can be terminated at will. We also granted her 600,000 options which vest over 48 months and can be exercised within ten years at a price of $0.0167 per share. Any unvested options shall terminate and be of no force or effect if Mrs. Calise ceases to work for our company for any reason.

Consulting Agreement with Christina O’Malley

Mrs. O’Malley is our Vice President of  Business Relations.  Under the terms of our written agreement, she is paid a fee of $2,250 per calendar month, is entitled to reimbursement of reasonable business expenses and is entitled to a quarterly sales bonus.  The quarterly bonus is equivalent to 20% of all sales in excess of $33,750 generated by Mrs. O’Malley during any calendar quarter. The consulting agreement can be terminated at will. We also granted her 600,000 options which vest over 48 months and can be exercised within ten years at a price of $0.0167 per share. Any unvested options shall terminate and be of no force or effect if Mrs. O’Malley ceases to work for our company for any reason.

Consulting Agreement with Erin Webb

Mrs. Webb is a Business Relations Manager.  Under the terms of our written agreement, she is paid a fee of $1,400 per calendar month, is entitled to reimbursement of reasonable business expenses and is entitled to a quarterly sales bonus.  The quarterly bonus is equivalent to 20% of all sales in excess of $21,000. The consulting agreement can be terminated at will. We also granted her 300,000 options which vest over 48 months and can be exercised within ten years at a price of $0.0167 per share. Any unvested options shall terminate and be of no force or effect if Mrs. Webb ceases to work for our company for any reason.

Legal proceedings

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

 The name, age and position of our officers and directors is set forth below:

Name	Age	Title	Held Position Since

Joel Arberman	38	Chairman of the Board, Chief Executive Officer, Principal Accounting Officer, Secretary	March, 2011
Brendan J. Vogel	41	Vice President of Merchant Relations	March, 2011
Jennifer Calise	33	Vice President of Non-Profit Relations	March, 2011
Christina O’Malley	36	Vice President of Business Relations	May, 2011
Fred Sager	58	Director	March, 2011

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The board of directors believes that each of the directors set forth above has the necessary qualifications to be a member of the board of directors. Each of the directors has exhibited during his prior service as a director the ability to operate cohesively with the other members of the board of directors. Moreover, the board of directors believes that each director brings a strong background and skill set to the board of directors, giving the board of directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Joel Arberman has been Chairman of the board of directors and Chief Executive Officer since March 2011.

Since March 2010, Mr. Arberman has been the managing member of Advertising Expert, LLC, an Internet marketing company, which assists clients in advertising, marketing, lead generation and search engine optimization. He is responsible for all aspects of the business. Since March 2010, Mr. Arberman has also been a managing member of Public Financial Services, LLC, a financial consulting company which assists clients in becoming a reporting issuer and publicly traded. He is responsible for all aspects of the business.

From October 2008 until April 2010, Mr. Arberman was Executive Vice President of Business Development and Marketing of Ekstein Development, LLC, a real estate investment firm with diverse business interests, where he was responsible for business development, marketing, lead generation and search engine optimization.  From April 2008 until October 2008, Mr. Arberman was Senior Vice President of Remediation Capital Funding, LLC, a commercial mortgage lender specializing in environmentally contaminated real estate, where he was responsible for business development, loan analysis and structuring.

Prior to April 2008, Mr. Arberman was principally an independent corporate finance, business development consultant and entrepreneur. Prior to 1998, he was a partner and Internet analyst at Yorkton Securities, Inc., an investment banking firm,  equity analyst at SunAmerica Asset Management, an asset management company and junior analyst at First Investors Management Corporation, an asset management company.

Mr. Arberman holds a B.S. degree in Business Administration with a concentration in finance and marketing and a minor in economics from the State University of New York, at Albany.

Mr. Arbermans’ qualifications to serve on our board of directors include his knowledge of our company and his years of experience in management, sales, marketing, business development and finance.

Brendan Vogel has been Vice President of Merchant Relations since March 2011. Since January 2006, Mr. Vogel has been Vice President of Business Development at Intellicomp, adistribution company, where he is responsible for product acquisition and vendor relations. At Intellicomp, Mr. Vogel co-founded Froobi.com, an online business focused on selling a wide range of discounted products, where he was responsible for product acquisition and vendor relations until the business was sold in late 2010. Mr. Vogel continues to represent Intellicomp by developing retail distribution for SeaSnax, a seaweed based snack food.

Mr. Vogel has a B.A. degree in American History from San Francisco State University.

Jennifer Calise has been Vice President of Non-Profit Relations since March 2011. Since January 2005, Mrs. Calise has been an independent marketing communications and business strategy consultant. She has represented clients in marketing communications, business communications, campaign strategy, media relations, business development, and corporate partnership development.

Mrs. Calise has a B.S. degree in Public Relations and Marketing from Boston University.

Christina O’Malley has been Vice President of Education Partnerships from May 2011 to August 2011 and is now our Vice President of Business Relations.  Since January 2011, Mrs. O’Malley is also the Global Business Development Director for a franchise owner of Alpha Graphics, Inc., where she is responsible for business development with Fortune 500 companies. From July 2010 to January 2011, she was a Senior Business Development Manager for a franchise owner of Alpha Graphics, Inc. and was responsible for establishing new territories for sales teams and creating strategic partnerships. From September 2009 to June 2010, she was the Curriculum Developer for the Upper School for the Acorn Montessori School. From January 2008 to June 2009, she was a Teacher’s Assistant at the Acorn Montessori School. From January 2001 to January 2008, Mrs. O’Malley focused on her family. From April 1999 to January 2001, Mrs. O’Malley was an Employee Care Manager for Ernst & Young, LLP, where she was responsible for providing a wide range of services for international employees. Prior to April 1999, Mrs. O’Malley worked for Johnson & Johnson as an International relocation Specialist and for Relocorp International as a Relocation Coordinator.

Mrs. O’Malley has a B.A. degree in Political Science from Chestnut Hill College.

Fred Sager has been a director since March 2011. Mr. Sager has been a Registered Investment Advisor for Northeast Securities, Inc., a NASD member brokerage firm, since 1997. From September 2007 to December 2008, Mr. Sager was the Managing Partner of The Amber Fund, a private investment fund. Mr. Sagers qualifications to serve on our board of directors include his knowledge of our company, business and finance.

Director Compensation

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Director Independence

Our board of directors currently consists of 2 directors. Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. We believe that none of our board members are independent directors, as defined by Section 803(a)(2) of the NYSE listing standards.

Independent directors are not executive offers or employees of our company and do not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

The Board of Directors has no nominating, auditing or compensation committees or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Board of director powers

Our Amended Articles of Incorporation provide that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further shareholder approval.

Code of Ethics

We have adopted a written code of business conduct and ethics, known as our code of conduct, which apply to our officers, directors and employees.

A code of ethics is a written standard designed to deter wrongdoing and to promote

•

honest and ethical conduct,

•

full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•

compliance with applicable laws, rules and regulations,

•

the prompt reporting violation of the code, and

•

accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-1.

Term of office

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified. Officers hold their positions at the will of the Board of Directors.

No legal proceedings

During the past ten years, none of our directors have been subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)

Engaging in any type of business practice; or

iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)

Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Introduction

The information below provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our Chief Executive Officer and the other executive officers who were the highest paid during the fiscal year ended March 31, 2011.

Objective of Compensation Policy

The objective of our compensation policy is to provide a total compensation package to each named executive officer that will enable us to:

•

attract, motivate and retain outstanding individual named executive officers;

•

reward named executive officers for attaining desired levels of profit and shareholder value; and

•

align the financial interests of each named executive officer with the interests of our shareholders to encourage each named executive officer to contribute to our long-term performance and success.

Overall, our compensation program is designed to reward individual and Company performance. As discussed further below a significant portion of named executive officer compensation is comprised of equity compensation, which rewards long-term company and executive performance. We believe that by weighting total compensation in favor of the bonus and long-term incentive components of our total compensation program, we appropriately reward individual achievement while at the same time providing incentives to promote company performance. We also believe that salary levels should be reflective of individual performance and therefore factor this into the adjustment of base salary levels each year.

Consulting Agreements

Joel Arberman

Mr. Arberman is our Chief Executive Officer and Chairman. Under the terms of our written agreement, he is paid a fee of $2,500 per calendar month and is entitled to reimbursement of reasonable business expenses. The consulting agreement can be terminated by the board of directors at will. For the fiscal year ended March 31, 2011, we paid Mr. Arberman $2,500 in fees.

Brendan Vogel

Mr. Vogel is our Vice President of Merchant Relations.  Under the terms of our written agreement, he is paid a fee of $2,500 per calendar month and is entitled to reimbursement of reasonable business expenses. The consulting agreement can be terminated at will. For the fiscal year ended March 31, 2011, we paid Mr. Vogel $300 in fees.

Jennifer Calise

Mrs. Calise is our Vice President of Non-Profit Relations and Corporate Communications.  Under the terms of our written agreement, she is paid a fee of $2,925 per calendar month and is entitled to reimbursement of reasonable business expenses. The consulting agreement can be terminated at will. For the fiscal year ended March 31, 2011, we paid Mrs. Calise $2,790 in fees.

Mrs. Calise was also granted options to purchase 600,000 shares of our common stock at $0.0167 per share which expire on March 31, 2021.  The options vest over a period of 48 months at the rate of 12,500 per month. The options vest fully if there is a change of control. Any unvested options shall terminate and be of no force or effect if Mrs. Calise ceases to work for our company for any reason.

Christina O’Malley

Mrs. O’Malley is our Vice President of Business Relations.  Under the terms of our written agreement, she is paid a fee of $2,250 per calendar month, is entitled to reimbursement of reasonable business expenses and is entitled to a quarterly sales bonus. The quarterly bonus is equivalent to 20% of all sales in excess of $33,750 generated by Mrs. O’Malley during any calendar quarter.  The consulting agreement can be terminated at will. For the year ended March 31, 2011, we did not pay Mrs. O’Malley anything since joined us after that date.

Mrs. O’Malley was also granted options to purchase 600,000 shares of our common stock at $0.0167 per share which expire on April 30, 2021.  The options vest over a period of 48 months at the rate of 12,500 per month. The options vest fully if there is a change of control. Any unvested options shall terminate and be of no force or effect if Mrs. O’Malley ceases to work for our company for any reason.

Summary Compensation Table

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our officers and directors:

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Joel Arberman (1) Chief Executive Officer	2011	$ 2,500	0	$ 3,000	-0-	-0-	-0-	0	5,500
Brendan Vogel (2) Vice President of Merchant Relations	2011	$ 300	0	$ 600	-0-	-0-	-0-	0	900
Jennifer Calise Vice President of Non-Profit Relations and Corporate Communications	2011	$ 2,790	0	-0-	$ -0-	-0-	-0-	0	2,790
Christina O’Malley (3) Vice President of Business Relations	2011	0	0	-0-	-0-	-0-	-0-	0	0
Fred Sager Director	2011	0	0	-0-	-0-	-0-	-0-	0	0

(1)

On March 4, 2011, Pensar Ventures, LLC was issued 30,000,000 common shares for services valued at $3,000. Mr. Arberman has sole voting and investment power. These shares were issued at the inception of the business.

(2)

On March 4, 2011, Mr. Vogel was issued 6,000,000 common shares for services valued at $600.  These shares were issued at the inception of the business.

 (3)

Mrs. O’Malley joined us after our March 31, 2011 year-end so no amount of salary or option awards has been included

Pension, retirement or similar benefit plans

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We have granted a total of 1,500,000 options.

Outstanding Equity Awards at May 31, 2011

The following table shows certain information regarding outstanding equity awards at May 31, 2011 for the named persons, all of which were stock options.

Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Note

Jennifer Calise	0	600,000	0.0167	3/31/2021	(1)
Erin Webb	0	300,000	0.0167	3/31/2021	(2)
Christina O’Malley	0	600,000	0.0167	4/30/2021	(3)

(1)

The options vest over a period of 48 months at the rate of 12,500 per month. Any unvested options shall terminate and be of no force or effect if Mrs. Calise ceases to work for our company for any reason.

(2)

The options vest over a period of 48 months at the rate of 6,250 per month. Any unvested options shall terminate and be of no force or effect if Mrs. Webb ceases to work for our company for any reason.

(3)

The options vest over a period of 48 months at the rate of 12,500 per month. Any unvested options shall terminate and be of no force or effect if Mrs. O’Malley ceases to work for our company for any reason.

RELATED PARTY TRANSACTIONS

The following summarizes all transactions between us and our officers, directors and 5% shareholders:

On March 4, 2011, we issued 30,000,000 shares of common stock to Pensar Ventures, LLC, for services valued at $3,000 and 6,000,000 shares of common stock to Brendan Vogel for services valued at $600. Joel Arberman, our Chief Executive Officer and Chairman, is the sole member and has investment power over shares held by Pensar Ventures, LLC.

Joel Arberman and Brendan Vogel conceived the business plan of our company and founded our company. The shares issued to Pensar Ventures, LLC and Brendan Vogel are founder shares. The company recorded an expense of $3,600 based on the fair value of the company’s common stock on the date services were performed. The fair value was determined to be $0.0001 per share because the shares were issued immediately after our company was formed and at the time, the company had no assets or revenue. The shares issued to our founders are not being registered by this registration statement and we have no plans to register their shares in the future.

On March 5, 2011, Mr. Arberman and Mr. Vogel entered into consulting agreements whereby each be paid $2,500 per month for their services.

On March 7, 2011, Fred Sager purchased 18,000,000 shares of our common stock at $0.0167 per share for $300,000 in cash consideration. Mr. Sager is a Director of our company. His shares are not being registered by this registration statement and we have no plans to register his shares in the future.

Other than the arrangements described under “Executive Compensation,” and “Material Agreements” there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

We do not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Following the consummation of this offering, we expect that our independent board members will be responsible for review, approval and ratification of “related-person transactions” between us and any related person.

Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5.0% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

CONFLICTS OF INTEREST

There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors. Our directors and officers are or may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses.  There exist potential conflicts of interest including allocation of time between us and their other business activities.

No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter. No proceeds from this offering will be loaned to any present shareholder, officer, director or promoter.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal

David M. Bovi, P.A., an independent legal counsel, our legal counsel, has provided an opinion on the validity of our common stock. We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm relating to the preparation of this Prospectus and the Registration Statement.

Accounting

The financial statements included in this Prospectus and in the Registration Statement have been audited by McConnell & Jones, LLP to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration and the filing and notification of effectiveness of the Company’s Form 8-A filed immediately thereafter, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, 8-K, and proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Until the effectiveness of such Form 8-A, the Company will only be required to comply with the limited reporting obligations required by Section 13(a) of the Exchange Act. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Cautionary statement

The following discussion and analysis should be read in conjunction with the financial statements included with this Form S-1. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations with respect to future events and financial performance and operating results, which statements are subject to risks and uncertainties, including but not limited to those discussed below and elsewhere in this Prospectus that could cause actual results to differ from the results contemplated by these forward looking statements. We urge you to carefully consider the information set forth in this Prospectus under the heading “Special Note Regarding Forward Looking Statements” and “Risk Factors”.

Business Overview

Our online marketplace helps businesses increase their corporate and brand awareness by connecting their company, products and services to online consumers. Businesses use our online marketplace by advertising their goods and services at discount prices, with deals offered for a limited time and limited quantity. Consumers interested in saving money browse through available deals; obtain additional details about the advertiser, products and services and can purchase the deal directly from the advertiser.

We also offer cause-related marketing services, a form of marketing where a business and non-profit cause work together for mutual benefit. We identify non-profit causes, arrange for a contribution to the cause and engage in corporate communications, public relations and publicity activities to create television, newspaper and online media attention. Our cause-related marketing services are designed to help businesses increase their corporate and brand awareness through their participation in community- based good deeds.

Results of Operations

From inception on March 1, 2011 to March 31, 2011:

Revenues. We generated $0 in revenues.

Operating Expenses. Our operating expenses consisted of $7,016 of general and administrative expenses and $5,590 of management services expenses. $3,934 of our general and administrative expenses were non-cash stock-based compensation. The $3,172 of our general and administrative expenses paid in cash was for software development, telecommunications, Internet access, Internet server hosting and office supplies.

Net Loss. We had a net loss of $12,606 of which $3,934 was non-cash stock-based compensation.

For the three months ended June 30, 2011:

Revenues. We generated $0 in revenues.

Operating Expenses. Our operating expenses consisted of $30,425 of management services and $17,763 of general and administrative expenses.

Net Loss. We had a net loss of $48,188.

The results of operations for the period March 1, 2011 to March 31, 2011 or for the three months ended June 30, 2011, are not indicative of the results for any future interim period. During this initial period, we were primarily focused on raising investment capital, recruiting and retaining management, business planning and initial software development.

We expect to considerably increase our operating expenses in the future, particularly expenses in sales, marketing, accounting and legal fees.

Plans of Operation

From our inception on March 1, 2011 to March 31, 2011, we were primarily focused on raising investment capital, recruiting management, business planning and software development

From April 1, 2011 to July 31, 2011 we continued to focus on raising investment capital, organized our management team, further developed our business model, created marketing materials, designed our websites, continued software development to manage our online marketplace, started inviting businesses to advertise their products and services and started discussions with non-profit organizations to develop cause-related marketing campaigns.

From August 1, 2011, we continued to focus on improving our business model, developed software, contacted businesses to advertise in our online marketplace, engaged in discussions with non-profit organizations to develop cause-related marketing campaigns and began soliciting businesses to pay for participation in our planned cause-related marketing activities.

Our online marketplace helps businesses increase their corporate and brand awareness by connecting their company, products and services to online consumers. Businesses use our online marketplace by advertising their goods and services at discount prices, with deals offered for a limited time and limited quantity. Consumers interested in saving money browse through available deals; obtain additional details about the advertiser, products and services and can purchase the deal directly from the advertiser.

We also offer cause-related marketing services, a form of marketing where a business and non-profit cause work together for mutual benefit. We identify non-profit causes, arrange for a contribution to the cause and engage in corporate communications, public relations and publicity activities to create television, newspaper and online media attention. Our cause-related marketing services are designed to help businesses increase their corporate and brand awareness through their participation in community- based good deeds.

To be successful, we must establish and strengthen the awareness of the Mister Goody brand.  We believe that maintaining and enhancing our brand recognition is an important aspect of our efforts to generate revenue.

Presently, our priority is to promote consumer awareness of our online marketplace through public relations efforts, social media outreach, community involvement, Internet marketing, affiliates and business development partnerships.  We plan to attract consumers by publishing good deals and by supporting non-profit causes. Our goal is to attract a loyal base of consumers possessing demographic characteristics attractive to potential advertisers.

To implement our cause-related marketing plans, we are presently identifying non-profit causes, discussing means to assist non-profit causes and preparing to engage in corporate communications, public relations and publicity activities to generate television, newspaper and online media attention. Our cause-related marketing service is designed to serve two purposes: to produce revenue and to increase our corporate and brand awareness.

We believe our cause-related marketing services can provide businesses with the ability to receive positive publicity and consumer awareness with less time, cost and complexity than handling it themselves. Businesses may pay to participate in our cause-related marketing activities to share in any positive public relations, improve consumer relations and develop stronger connections with people who live and work in their community.

Businesses may be unwilling to pay for our cause-related marketing services if they do not believe we are capable of delivering meaningful results or if they believe the anticipated benefits will not justify the cost.

In August 2011, we completed the design and development of our cause-related marketing materials and began pitching our cause-related marketing services to businesses in New Jersey and Texas. As of August 25, 2011, we have not generated any sales.  We promote our cause-related marketing services primarily through telemarketing, tradeshow attendance, Internet marketing and a website which provides information for businesses. Our goal is to attract businesses that are interested in increasing their corporate and brand awareness by participating in cause-related marketing.

We are unable to determine how long, if ever, it would take to attract cause-related marketing clients. We have never generated any cause-related marketing revenue and there can be no assurance we will ever generate enough revenue to sustain our operations.

Presently, we are promoting business awareness of our online marketplace primarily through telemarketing, tradeshow attendance, Internet marketing and a section of our website which provides information for businesses. Our goal is to attract businesses who are interested in increasing their corporate and brand awareness by offering consumers significant savings on a wide variety of goods and services.

We also plan to generate revenue by charging businesses to advertise their goods and services in our online marketplace. Presently, we are providing businesses with complimentary advertisements to prove our worth as an advertising medium and to attract a loyal base of consumers possessing demographic characteristics attractive to potential advertisers. In the future, we believe businesses may pay us an advertising fee if our online marketplace is regularly exposed to a large number of consumers possessing demographic characteristics attractive to potential advertisers. We believe our marketplace advertising services can provide businesses with the ability to affordably increase their corporate and brand awareness to online consumers.

Businesses may be unwilling to pay for our marketplace advertising services if they do not believe we have enough consumer usage, if our advertising fees are too high relative to their anticipated benefits, or if the demographic characteristics of consumers visiting our online marketplace are not suited for their products or services, In addition, businesses who receive complimentary advertisements may be unwilling to pay us for advertisements in the future.

We are unable to determine how long, if ever, it would take to build an online marketplace with the characteristics and consumer demographics necessary to satisfy potential advertisers. We have never generated any online marketplace advertising revenue and there can be no assurance we will ever generate enough revenue to sustain our operations.

Liquidity and Capital Resources

Our balance sheet as of June 30, 2011 reflects cash assets of $272,090, no other assets and no liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

Our cash came from the issuance of shares in private placements in which we raised $327,800.

Since April 1, 2011, we have been spending approximately $17,000 per month to support our current level of operations. The expenses include costs of our management, marketing, software development, legal, accounting and other expenses associated with the daily operations of our business. Starting in September 2011, we believe our operating expenses will increase to approximately $20,000 per month due to an increase in planned marketing related activities. In addition to our core operating expenses, we anticipate that our affiliates will begin earning commissions for referring members to our online marketplace starting in September 2011. We are unable to determine the amount of commissions affiliates will earn, if any.

Over the next 12 months, we anticipate needing at least $260,000 for sales, marketing and for other operating expenses, including approximately $20,000 for the expenses associated with this Prospectus and offering. We will utilize the cash currently held by the company to pay such expenses.

In the future, we plan to try and raise additional capital through the issuance of additional common shares or Preferred Shares. If we issue additional common shares, our then-existing shareholders may face substantial dilution. If we issue Preferred Shares, we would be obligated to pay a substantial amount of interest which would reduce our cash available for working capital, property acquisitions and renovations.  In addition, holders of Preferred Shares would be entitled to be paid out of any assets we have in the event of any liquidation, dissolution or winding up of the corporation, before the holders of common share would be paid anything.

Currently, we do not have any arrangements for any financing, whether it be through the sale of common shares or the sale of Preferred Stock or any other method of financing, and we can provide no assurances to investors that we will be able to obtain any financing when required. The only cash currently available to us is the cash in our bank account. We have no other sources of capital.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms.  Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of our operations and financial condition. Our failure to raise additional funds if needed in the future will adversely affect our business operations, which may require us to suspend our operations and lead you to lose your entire investment.

It is likely that our operating losses will increase in the future and it is very possible we will never achieve or sustain profitability. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or other unanticipated changes in our industry. Any failure by us to accurately make predictions would have a material adverse effect on our business, results of operations and financial condition.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment, or estimates, to any significant degree.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None

MISTER GOODY, INC.

(a Development stage company)

FINANCIAL STATEMENTS

AS OF MARCH 31, 2011 AND FOR THE PERIOD

MARCH 1, 2011 (DATE OF INCEPTION) TO MARCH 31, 2011

F-48

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Mister Goody, Inc.

We have audited the accompanying balance sheet of Mister Goody, Inc. (in Development Stage) as of March 31, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the period from March 1, 2011 (inception date) to March 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mister Goody, Inc. (in Development Stage) at March 31, 2011 and the results of their operations and their cash flows for the period from inception to March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 of the financial statements, the Company had incurred losses, had negative cash flow from operations and had no revenues during the period from inception to March 31, 2011. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McConnell & Jones, LLP

Houston, Texas

May 2, 2011

3040 Post Oak Blvd., Suite 1600
Houston, TX  77056
Phone:  713.968.1600
Fax: 713.968.1601
WWW.MCCONNELLJONES.COM

F-2

Mister Goody, Inc.
(a Development Stage Company)
Balance Sheet

March 31,
2011

Assets

Cash	$ 301,128
Deferred taxes	-
Total assets	$ 301,128

Commitments and contingencies	-

Stockholders' Equity

Preferred stock, $0.001 par value, 5,000,000 shares
authorized, 0 shares issued and outstanding	-
Common stock, $0.001 par value, 200,000,000 shares
authorized,60,060,000 shares issued and outstanding	60,060
Paid-in capital	253,674
Accumulated deficit during development stage	(12,606)
Total stockholders' equity	301,128

The accompanying notes are an integral part of these financial statements.

F-3

Mister Goody, Inc.
(a Development Stage Company)
Statement of Operations

Period from Inception
(March 1, 2011)
to March 31,
2011

Net revenues	$ -

Operating expenses:
General and Administrative	(7,016)
Management Services	(5,590)

Total operating expenses	(12,606)

Operating loss	(12,606)

Loss before income tax provision	(12,606)
Income tax provision	-
Net loss	$ (12,606)

Net loss per share:
Basic and diluted	$ (0.00)

Weighted average common shares outstanding:
Basic and diluted	53,143,871

The accompanying notes are an integral part of these financial statements.

Mister Goody, Inc.
(a Development Stage Company)
Statement of Stockholders' Equity

	Common Stock		Preferred Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at March 1, 2011 (Date of Inception)	-	$ -	-	$ -	$ -	$ -	$ -
Founders shares	36,000,000	36,000	-	-	(32,400)	-	3,600
Shares issued for services	20,000	20	-	-	314	-	334
Shares issued for consideration	24,040,000	24,040	-	-	285,760	-	309,800
Net loss	-	-	-	-	-	(12,606)	(12,606)

Balance at March 31, 2011	60,060,000	60,060	-	-	253,674	(12,606)	301,128

The accompanying notes are an integral part of these financial statements.

Mister Goody, Inc.
(a Development Stage Company)
Statement of Cash Flows

Period from Inception
(March 1, 2011)
to March 31,
2011
Cash flows from operating activities:

Net loss	$ (12,606)
Adjustments to reconcile net loss to net cash used in
operating activities:
Shares issued for services	3,934
Net cash used in operating activities	(8,672)

Cash flows from financing activities:
Proceeds from issuance of common stock	309,800
Net cash provided by financing activities	309,800

Change in cash	301,128

Cash, beginning of year	-

Cash, end of year	$ 301,128

The accompanying notes are an integral part of these financial statements.

Mister Goody, Inc.

(a Development Stage Company)

Notes to Financial Statements

Note 1:  Organization and Basis of Presentation

Mister Goody, Inc. (“the Company”) was incorporated on March 1, 2011 (Date of Inception) in the State of Florida.  The Company is an online retailer of gift certificates. The Company is a development stage company as it has not yet begun to generate revenues from its planned principal operations.

Basis of presentation

The Financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Note 2:  Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern The Company has incurred losses, has negative operational cash flows since inception and has no revenues.  The future of the Company is dependent upon future profitable operations and the development of the business plan. Management expects to need to raise additional funds via equity offerings; however, no assurances can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Note 3:  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and reported  amounts of revenues and expenses during the reporting  period.  Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash consists of deposit with domestic banks which are insured by the Federal Deposit Insurance Corporation (FDIC).  Special insurance coverage applies to deposits maintained in non-interest bearing transaction accounts beginning December 31, 2010 and ending December 31, 2012.  Under such special coverage, balances maintained in non-interest bearing transaction accounts are insured in full by the FDIC.

Revenue Recognition

The Company has no revenues.

Net Loss per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. As the Company is in a net loss position, there are no outstanding potentially dilutive securities that would cause diluted earnings per share to differ from basic earnings per share.

Mister Goody, Inc.

(a Development Stage Company)

Notes to Financial Statements

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company has established a valuation allowance for all deferred tax assets (consisting of net operating loss carryforwards) as of March 31, 2011 as it has not determined that such assets are likely to be realized.

Fair Value of Financial Instruments

U.S. GAAP establishes a fair value hierarchy which has three levels based on the reliability of the inputs to determine the fair value. These levels include: Level 1, defined as inputs such as unadjusted quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for use when little or no market data exists, therefore requiring an entity to develop its own assumptions. Effective June 15, 2009, disclosures about fair value of financial instruments are required for interim reporting period of publicly traded companies as well as in annual financial statements.

The Company’s financial instruments consist of cash. The carrying amount of cash approximates fair value because of the short-term nature of these items

Recently Issued Accounting Standards

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

Note 4:  Income Taxes

 Income taxes are summarized as follows for the period March 1, 2011 (date of inception) to March 31, 2011:

2011

Current expense (benefit)	$ (4,286)
Deferred expense	4,286
Net income tax (benefit) expense	$ -

A reconciliation of the differences between the effective and statutory income tax rates are as follows for the period March 1, 2011 (date of inception) to March 31, 2011:

	2011
	Amount	Percent

Federal statutory rates	$ (4,286)	34%

Mister Goody, Inc.

(a Development Stage Company)

Notes to Financial Statements

State income taxes	-	0%
Valuation allowance	4,286	(34)%
Effective rate	$ -	0%

The Company had net operating loss carry forwards at March 31, 2011 of $12,606 which expire in 2026.

The Company has experienced operating losses since inception. A full valuation allowance has been established for deferred tax assets based on a “more likely than not” threshold. The ability to realized deferred tax assets depends on our ability to generate sufficient taxable income within the carry forward periods provided in the tax law

Note 5:  Stockholders’ Equity

On March 1, 2011, the Company was incorporated and authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, and 200,000,000 shares of common stock, par value $0.001 per share.  The Company issued 36,000,000 shares of common stock to its founding shareholders.  The value associated with the issuance of these shares was $3,600 for pre-incorporation services.  There were no shares of preferred stock outstanding at March 31, 2011.

On March 5, 2011, the Company issued 5,800,000 shares of common stock at $.001 per share in exchange for consideration of $5,800.

On March 7, 2011, the Company issued 18,240,000 shares of common stock at $0.0167 per share in exchange consideration of $304,000.

On March 7, 2011, the Company received services performed by a non-employee in exchange for 20,000 shares of common stock.  The Company recorded an expense of $334 based on a $0.0167 per share fair value of the Company’s common stock on the date services were performed.

Note 6:  Related Party Transactions

The Company’s shareholders paid $2,134.71 for Company-related expenses during the period from inception to March 31, 2011.  Such amounts were repaid to the shareholders as of March 31, 2011.

Management services

During the period from inception to March 31, 2011, the Company paid $5,590 to individuals for management services rendered to the Company.  Some of these individuals were also shareholders of the Company.  On April 1, 2011, the Company entered into formal management agreements with these individuals establishing a monthly management fees to be paid for these services.

Note 7:  Commitments and Contingencies

The Company may from time to time be involved in legal proceedings arising from the normal course of business.  There are no pending or threatened legal proceedings as of March 31, 2011.

The Company has no noncancellable operating leases.

Mister Goody, Inc.

(a Development Stage Company)

Notes to Financial Statements

Note 8:  Stock-Based Compensation

On March 4, 2011, the Company approved a 2011 Employee Stock Plan and reserved up to 10,000,000 shares of the Company’s common stock for issuance under the plan.

On March 31, 2011, the Company issued 900,000 stock options to two independent contractors with a four-year vesting period beginning on April 1, 2011 at an exercise price of $0.0167.  The options have a ten-year term.

On May 2, 2011,

the Company issued 600,000 stock options to one independent contractor with a four-year vesting period beginning on May 2, 2011 at an exercise price of $0.0167.  The options have a ten-year term.

On June 15, 2011we sold a total of 180,000 common shares to 34 investors, each of whom subscribed to purchase the shares, at a price of $0.10 per share, for aggregate cash consideration of $18,000.

Awards are valued based on the grant date fair value of the instruments, net of estimated forfeitures, using a Black-Scholes option pricing model with the following assumptions:

Year Ended
March 31, 2011
Volatility	156%
Risk-free interest rate	2.6%
Expected term	6.3 years
Forfeiture rate	10%
Dividend yield rate	0%

The volatility used was based on historical volatility of similar sized companies due to lack of historical data of the Company’s stock price.  The risk free interest rate was determined based on treasury securities with maturities equal to the expected term of the underlying award.  The expected term was determined based on the simplified method outlined in Staff Accounting Bulletin No. 110.

Stock option awards are expensed on a straight-line basis over the requisite service period.  During the period from inception to March 31, 2011, the Company did not recognize any expense as the options were issued on the last day of the period. At March 31, 2011, future stock compensation expense (net of estimated forfeitures) not yet recognized was $12,883 and will be recognized over a weighted average remaining vesting period of 4 years.  The following summarizes stock option activity for the year ended December 31, 2010:

	Number of Options	Weighted Average Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at March 1, 2011 (date of inception)
Granted at market price	900,00000	0.022	0.022
Exercised	---
Forfeited	---
Outstanding at March 31, 2011	900,00000	$ 0.022		10.00	$ --
Exercisable	---	$ 0.022		10.00	$ --

MISTER GOODY, INC.

(A Corporation in Development Stage)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2011 AND FOR THE THREE MONTHS ENDED JUNE 30, 2011

Mister Goody, Inc.

(a Development Stage Company)

Condensed Consolidated Balance Sheet

	June 30,	March 31,
	2011	2011

Assets

Cash	$ 272,090	$ 301,128
Deferred taxes	-	-
Total assets	$ 272,090	$ 301,128

Commitments and contingencies	-	-

Stockholders' Equity

Preferred stock, $0.001 par value, 5,000,000 shares
authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares
authorized, 60,240,000 shares issued and outstanding	60,240	60,060
Paid-in capital	272,644	253,674
Accumulated deficit during development stage	(60,794)	(12,606)
Total stockholders' equity	272,090	301,128

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mister Goody, Inc.

(a Development Stage Company)

Condensed Consolidated Statements of Operations

(Unaudited)

		Period from Inception
		(March 1, 2011)
	Three Months Ended	to June 30,
	June 30, 2011	2011

Net revenues	$ -	$ -

Operating expenses:
General and Administrative	(17,763)	(24,779)
Management Services	(30,425)	(36,015)

Total operating expenses	(48,188)	(60,794)

Operating loss	(48,188)	(60,794)

Loss before income tax provision	(48,188)	(60,794)
Income tax provision	-	-
Net loss	$ (48,188)	$ (60,794)

Net loss per share:
Basic and diluted	$ (0.00)

Weighted average common shares outstanding:
Basic and diluted	60,091,648

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mister Goody, Inc.

(a Development Stage Company)

Statements of Condensed Consolidated Cash Flows

(Unaudited)

		Period from Inception
		(March 1, 2011)
	Three Months Ended	to June 30,
	June 30, 2011	2011
Cash flows from operating activities:

Net loss	$ (48,188)	$ (60,794)
Adjustments to reconcile net loss to net cash used in
operating activities:
Non-cash stock compensation expense	1,150	1,150
Shares issued for services	-	3,934
Net cash used in operating activities	(47,038)	(55,710)

Cash flows from financing activities:
Proceeds from issuance of common stock	18,000	327,800
Net cash provided by financing activities	18,000	327,800

Change in cash	(29,038)	272,090

Cash, beginning of year	301,128	-

Cash, end of year	$ 272,090	$ 272,090

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mister Goody, Inc.

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements

Note 1:  Organization and Basis of Presentation

Mister Goody, Inc. (“the Company”) was incorporated on March 1, 2011 (Date of Inception) in the State of Florida.  The Company is an online destination featuring deals on products, while raising awareness and providing donations to non-profit causes.

The Company is a development stage company as it has not yet begun to generate revenues from its planned principal operations.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  In the opinion of management, all adjustments, consisting only of normal and recurring adjustments considered necessary for a fair statement, have been included.  The reported results of operations are not necessarily indicative of the results that may be expected for the full year.  These condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes for the period March 1, 2011 (date of inception) to March 31, 2011.

Note 2:  Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern.  The Company has incurred losses, has had negative operational cash flows since inception, and has had no revenues.  The future of the Company is dependent upon future profitable operations and the development of the business plan.  Management expects to need to raise additional funds via equity offerings.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might arise from this uncertainty.

Note 3:  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and reported  amounts of revenues and expenses during the reporting  period.  Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash consists of deposit with domestic banks.

Revenue Recognition

The Company has no revenues.

Mister Goody, Inc.

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements

Net Loss per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. As the Company is in a net loss position, there are no outstanding potentially dilutive securities that would cause diluted earnings per share to differ from basic earnings per share.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the condensed consolidated financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company has established a valuation allowance for all deferred tax assets (consisting of net operating loss carryforwards) as of June 30, 2011 as it has not determined that such assets are likely to be realized.

Fair Value of Financial Instruments

U.S. GAAP establishes a fair value hierarchy which has three levels based on the reliability of the inputs to determine the fair value. These levels include: Level 1, defined as inputs such as unadjusted quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for use when little or no market data exists, therefore requiring an entity to develop its own assumptions. Effective June 15, 2009, disclosures about fair value of financial instruments are required for interim reporting period of publicly traded companies as well as in annual financial statements.

The Company’s financial instruments consist of cash, and account payables. The carrying amount of cash and payables approximates fair value because of the short-term nature of these items.

Recently Issued Accounting Standards

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820). This ASU updates certain requirements for measuring fair value and disclosure regarding fair value measurement. This ASU is effective for reporting periods beginning after December 15, 2011. Early adoption is not permitted. We are currently evaluating the impact, if any, that the adoption of ASU 2011-04 will have on our financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (Topic 220). This ASU eliminates the option to report other comprehensive income and its components in the statement of changes in stockholders’ equity and requires an entity to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement or in two separate but consecutive statements. This ASU is effective for reporting periods beginning after December 15, 2011. Early adoption is permitted and full retrospective application is required. We are currently evaluating the impact that the adoption of ASU 2011-05 will have on our financial statements.

Mister Goody, Inc.

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements

Note 4:  Income Taxes

 Income taxes are summarized as follows for the three months ended June 30, 2011:

2011

Current expense (benefit)	$ (16,384)
Deferred expense	16,384
Net income tax (benefit) expense	$ -

A reconciliation of the differences between the effective and statutory income tax rates are as follows for the three months ended June 30, 2011:

	2011
	Amount	Percent

Federal statutory rates	$ (16,384)	34%
State income taxes	-	0%
Valuation allowance	16,384	(34)%
Effective rate	$ -	0%

The Company had net operating loss carry forwards at June 30, 2011 of $60,794 which expire in 2026.

The Company has experienced operating losses since inception. A full valuation allowance have been established for deferred tax assets based on a “more likely than not” threshold. The ability to realize deferred tax assets depends on our ability to generate sufficient taxable income within the carry forward periods provided in the tax law

Note 5:  Stockholders’ Equity

On March 1, 2011, the Company was incorporated and authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, and 200,000,000 shares of common stock, par value $0.001 per share.  The Company issued 36,000,000 shares of common stock to its founding shareholders.  The value associated with the issuance of these shares was $3,600 for pre-incorporation services.  There were no shares of preferred stock outstanding at June 30, 2011.

On March 2, 2011, the Company issued 5,800,000 shares of common stock at $.001 per share in exchange for consideration of $5,800.

On March 7, 2011, the Company issued 18,240,000 shares of common stock at $0.0167 per share in exchange for consideration of $304,000.

On March 7, 2011, the Company received services performed by a non-employee in exchange for 20,000 shares of common stock.  The Company recorded an expense of $334 based on a $0.0167 per share fair value of the Company’s common stock on the date services were performed.

On June 15, 2011 the Company issued 180,000 shares of common stock at $0.10 per share in exchange for consideration of $18,000.

Mister Goody, Inc.

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements

Note 6:  Related Party Transactions

The Company’s shareholders paid for Company-related expenses during the three months ended June 30, 2011.  Such amounts were repaid to the shareholders as of June 30, 2011.

Management services

During the three months ended June 30, 2011, the Company paid $30,425 to individuals for management services rendered to the Company.  Some of these individuals were also shareholders of the Company.

Note 7:  Commitments and Contingencies

The Company may from time to time be involved in legal proceedings arising from the normal course of business.  There are no pending or threatened legal proceedings as of June 30, 2011.

The Company has no noncancellable operating leases.

Note 8:  Stock-Based Compensation

On March 1, 2011, the Company approved a 2011 Employee Stock Plan and reserved up to 10,000,000 shares of the Company’s common stock for issuance under the plan.

On March 31, 2011, the Company issued 900,000 stock options to two employees with a four-year vesting period beginning on April 1, 2011 at an exercise price of $0.0167.  The options have a ten-year term.

On May 2, 2011, the Company issued 600,000 stock options to one independent contractor with a four-year vesting period beginning on May 2, 2011 at an exercise price of $0.0167.  The options have a ten-year term.

Awards are valued based on the grant date fair value of the instruments, net of estimated forfeitures, using a Black-Scholes option pricing model with the following assumptions:

Three Months Ended
March 31, 2011
Volatility	158%
Risk-free interest rate	2.3%
Expected term	6.3 years
Forfeiture rate	10%
Dividend yield rate	0%

The volatility used was based on historical volatility of similar sized companies due to lack of historical data of the Company’s stock price.  The risk free interest rate was determined based on treasury securities with maturities equal to the expected term of the underlying award.  The expected term was determined based on the simplified method outlined in Staff Accounting Bulletin No. 110.

Mister Goody, Inc.

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements

Stock option awards are expensed on a straight-line basis over the requisite service period.  During the three months ended June 30, 2011, the Company recognized $1,150 of compensation expense.  At June 30, 2011, future stock compensation expense (net of estimated forfeitures) not yet recognized was $20,345 and will be recognized over a weighted average remaining vesting period of 2.3 years.  The following summarizes stock option activity for the three months ended June 30, 2011:

		Weighted	Weighted	Weighted
		Average	Average	Average	Aggregate
	Number of	Exercise	Fair	Remaining	Intrinsic
	Shares	Price	Value	Contractual Life	Value
Outstanding at March 31, 2011 (date of inception)	900,000	0.02	0.02
Granted at market price	600,000	0.02	0.02
Exercised	-
Forfeited	-
Outstanding at March 31, 2011	1,500,000	$ 0.02	0.02	9.8	$ -
Exercisable	-	$ -		-	$ -

Prospectus

_______________________

Mister Goody, Inc.
7877 Emerald Winds Circle
Boynton Beach, Florida 33473

Until_______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Expenses	Amount

Legal Fees	$ 2,000
Accounting and Audit Fees	$ 5,000
EDGAR Filing Fees	$ 7,000
Blue Sky Qualifications	$ 3,600
Miscellaneous Fees and Expenses	$ 3,000

Total*	$ 20,600

All amounts are estimates. We will pay all expenses from our cash on hand.

Item 14.   Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Florida law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. We believe that our charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours, we have been advised that in the opinion of the Securities and Exchange Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.   Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with organizing Mister Goody, Inc., on March 4, 2011, we issued 30,000,000 shares of common stock to Pensar Ventures, LLC, for services valued at $3,000 and we issued 6,000,000 shares of common stock to Brendan

Vogel for services valued at $600. Pensar Ventures, LLC is controlled by Joel Arberman, our Chief Executive Officer and Chairman.

Joel Arberman and Brendan Vogel conceived the business plan of our company and founded our company. The shares issued to Pensar Ventures, LLC and Brendan Vogel are founder shares. The company recorded an expense of $3,600 based on the fair value of the company’s common stock on the date services were performed. The fair value was determined to be $0.0001 per share because the shares were issued immediately after our company was formed and at the time, the company had no assets or revenue. The shares issued to our founders are not being registered by this registration statement and we have no plans to register their shares in the future.

On March 5, 2011, Arthur and Debbie Blechner purchased 2,000,000 shares of our common stock for $2,000 in cash consideration, Alfred Arberman purchased 1,500,000 shares of our common stock for $1,500 in cash consideration and Rachelle Arberman purchased 1,500,000 shares of our common stock for $1,500 in cash consideration and Kenneth Geist purchased 800,000 shares of our common stock for $800 in cash consideration. Each of the purchasers paid $0.001 per share.

On March 7, 2011, we sold a total of 18,240,000 shares of our common stock at $0.0167 per share for $304,000 in cash consideration. Mr. Sager, a Director of our company, purchased 18,000,000 of those shares for $300,000 in cash consideration. In addition, each of Robert Richards, Geoffrey Schiffrin, Justin Renert and Robert Clayton purchased 60,000 shares for $1,000 in cash consideration.

On March 7, 2011, we also issued a total of 20,000 shares of our common stock to Bryan Eggers valued at $0.0167 per share for $334 in public relations consulting services. The company recorded an expense of $334 based on the fair value of the company’s common stock on the date services were performed. The fair value was determined to be $0.0167 per share because the shares were issued immediately after we sold shares at the same price.

On June 15, 2011we sold a total of 180,000 common shares to 34 investors, each of whom subscribed to purchase the shares, at a price of $0.10 per share, for aggregate cash consideration of $18,000.

We issued these shares in reliance upon the exemption under Section 4(2) of the Securities Act of 1933 based on the fact that the issuance of these shares did not involve a “public offering.” The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

The shareholders who purchased securities made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment.

In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to receive a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering."

The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

SEC Reference Number	Title of Document	Location

3.1	Articles of Incorporation	Previously filed
3.2	Bylaws	Previously filed
5.1	Opinion Regarding Legality	Previously filed
10.1	2011 Stock Incentive Plan	Previously filed
10.2	Consulting Agreement	Previously filed
10.3	Schedule of Omitted Consulting Agreements	Previously filed
10.4	Non-Statutory Stock Option Agreement	Previously filed
10.5	Schedule of Omitted Stock Option Agreement	Previously filed
10.6	Amendment to O’Malley Consulting Agreement	Filed herewith
10.7	Amendment to Webb Consulting Agreement	Filed herewith
14.1	Code of Ethics	Previously filed
21	Subsidiaries	Previously filed
23.1	Consent of McConnell & Jones LLP	Filed herewith

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

 Item 17. Undertakings.

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

 to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

 that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)

 Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Boynton Beach, State of Florida, on August 26, 2011.

Mister Goody, Inc.

By:	/s/ Joel Arberman
Joel Arberman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the August 26, 2011.

Signature	Title

/s/Joel Arberman	Chairman of the Board of Directors, Chief Executive Officer,
Joel Arberman	Secretary, Principal Accounting Officer, Principal Financial Officer

/s/ Fred Sager	Director
Fred Sager

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

Mister Goody, Inc.